UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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CNA Financial Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS OF CNA FINANCIAL CORPORATION
APRIL 29, 2026

DATE:
Wednesday, April 29, 2026

TIME:
7:30 a.m., Central time

PLACE:
151 N. Franklin Street, 7th Floor Navy Pier 3 Room, Chicago, Illinois 60606

RECORD DATE:
March 6, 2026

To the stockholders of CNA FINANCIAL CORPORATION:
At the Annual Meeting, you are asked to consider the following proposals:
(1) Election to the Board of Directors of the ten nominees named in the proxy statement;
(2) An advisory (non-binding) vote to approve named executive officer compensation;
(3) Approval of an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan;
(4) Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2026; and
(5) Transaction of such other business as may properly come before the meeting.
Only stockholders of record of CNA Financial Corporation, a Delaware corporation, at the close of business on March 6, 2026 are entitled to notice of and to vote at this meeting. Please refer to the first page of the accompanying proxy statement for further instructions.
You may revoke the proxy at any time before the authority granted therein is exercised.
By order of the Board of Directors,
STATHY DARCY
Senior Vice President,
Deputy General Counsel and Secretary
Chicago, Illinois
March 20, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 29, 2026:
The proxy statement and the 2025 Annual Report to Stockholders are posted on the Company’s website at www.cna.com.

MEETING DETAILS
The Board of Directors of CNA Financial Corporation (“CNA,” “we” or the “Company”) submits this proxy statement in connection with the solicitation of proxies from the stockholders in the form enclosed.
Proposals	Board Vote Recommendation
1. Election to the Board of Directors of the ten nominees named in the proxy statement	FOR each director nominee
2. An advisory (non-binding) vote to approve named executive officer compensation	FOR
3. Approval of an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan
FOR
4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2026	FOR
Voting Details:
The Annual Meeting is open only to stockholders of record at the close of business on March 6, 2026. To attend the meeting, you will need to register upon arrival. We may check for your name on our stockholders’ list and ask that you produce a valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own CNA Common Stock, it is possible that you will not be admitted to the meeting.
Whether or not you plan to attend the 2026 Annual Meeting, you are encouraged to submit a proxy to vote in advance of the meeting pursuant to one of three methods described below.

VOTE BY INTERNET (www.proxyvote.com )
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date.

VOTE BY PHONE (1-800-690-6903)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time for receipt by Vote Processing before April 29, 2026.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A stockholder may also revoke his or her proxy and vote during the Annual Meeting. Unless authority to do so is withheld, shares represented by valid proxies will be voted for the ten nominees identified in this proxy statement. Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors.

CNA Financial Corporation	1	2026 Proxy Statement

The Board has no reason to believe that any of the nominees will become unavailable. Proxies will be voted in accordance with the stockholder’s specifications and, if no specifications are made, proxies will be voted in accordance with the Board of Directors’ recommendations. The approximate date of the mailing of this proxy statement is March 20, 2026.
On March 6, 2026, we had outstanding 269,918,371 shares of Common Stock. Holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 6, 2026 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of stockholders, including the Annual Meeting. In accordance with the Company’s bylaws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the ten nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will be counted for determining the presence of a quorum, but will not have any effect on the outcome of the election. The vote of stockholders of a majority of the stock having voting power present in person or represented by proxy shall decide the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain and broker non-votes will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter.

About CNA
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 125 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.
For more information, please visit CNA at www.cna.com.

CNA Financial Corporation	2	2026 Proxy Statement

TABLE OF CONTENTS:

CNA Financial Corporation	3	2026 Proxy Statement

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. Please read the entire proxy statement carefully before voting.
Proposal 1	See Page

Election of Directors
The persons named in this proxy statement as nominees for election as directors have been designated by the Board. Our director nominees identified below are current members of our Board of Directors. Pursuant to our bylaws, following the resignation of Dino E. Robusto from the Board as of December 31, 2025, the number of directors constituting the full Board of Directors has been fixed at ten. Each director shall be elected at the Annual Meeting and shall hold office until the next Annual Meeting and until their successor is elected and qualified. Directors need not be stockholders of the Company.
8
	Director	Principal Occupation	Director since	Current Committees
				AC	CC	EC	FC
NON-INDEPENDENT DIRECTORS	Douglas M. Worman	Chairman of the Board and Chief Executive Officer of CNA Financial Corporation	2025
	Kenneth I. Siegel	Senior Vice President of Loews Corporation	2019
	Andrew H. Tisch	Director Emeritus of the Board of Loews Corporation	2006
	Benjamin J. Tisch	President and Chief Executive Officer of Loews Corporation	2018
	James S. Tisch	Chairman of the Board of Loews Corporation	1985
	Jane J. Wang	Senior Vice President and Chief Financial Officer of Loews Corporation	2019
INDEPENDENT DIRECTORS	Michael A. Bless	Retired President and Chief Executive Officer of Century Aluminum Company	2017
	Jose O. Montemayor	Retired Principal of Black Diamond Capital Partners I, LP and Former Insurance Commissioner for the State of Texas	2007
	Don M. Randel	Retired President, University of Chicago and Retired President, The Andrew W. Mellon Foundation	2002
	André Rice	Founder and President of Muller & Monroe Asset Management, LLC	2017
AC = Audit Committee	CC = Compensation Committee	EC = Executive Committee	FC = Finance Committee	C = Chairperson
The Board recommends a vote FOR each director nominee.

CNA Financial Corporation	4	2026 Proxy Statement

Proposal 2	See Page

An advisory (non-binding) vote to approve named executive
officer compensation
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay practices with respect to the named executive officers. This vote is intended to provide an overall assessment of our executive compensation program and is not intended to focus on any specific item of compensation. You should consider the details of our executive compensation program provided in the “2025 Summary Compensation Table” and the tables and narrative discussion that follow it. This disclosure sets forth the factors considered in determining executive compensation packages, including market information utilized in implementing competitive compensation to attract top talent.
The Board recommends a vote FOR this proposal.
17
Proposal 3	See Page

Approval of an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan
To maintain the ability to grant equity awards to employees as an integral part of our overall compensation programs, the Board, upon recommendation by the Compensation Committee, adopted, subject to stockholder approval, an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of Common Stock that may be issued with respect to awards under the Incentive Compensation Plan.
The Board recommends a vote FOR this proposal.
39
Proposal 4	See Page

Ratification of the appointment of Deloitte & Touche LLP as
independent registered public accountants for CNA for 2026
Our Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as the independent registered public accountants for 2026. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company’s stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, our Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. If the Company’s stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to answer appropriate questions and, if they choose to do so, to make a statement.
The Board recommends a vote FOR this proposal.
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CNA Financial Corporation	5	2026 Proxy Statement

STOCK OWNERSHIP OF THE COMPANY
Principal Stockholder
The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 6, 2026 (unless otherwise noted), based on filings with the Securities and Exchange Commission. Each such entity has sole voting and investment power with respect to the shares set forth:
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Loews Corporation 9 West 57th Street New York, NY 10019	248,414,738	92%
Because Loews holds a majority of our outstanding Common Stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. Loews has advised the Company’s Board of Directors that it intends to vote FOR the election of each of the Board’s nominees for director, FOR the advisory (non-binding) vote approving named executive officer compensation, FOR the amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase the number of authorized shares issuable under the Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2026. There are no agreements between CNA and Loews with respect to the election of CNA directors or with respect to the other matters to come before the meeting.
Director and Officer Holdings
The following table sets forth certain information as to shares of our Common Stock, as well as shares of common stock of Loews, our principal stockholder, beneficially owned by each director, each named executive officer included in the Summary Compensation Table in this proxy statement (individually, an “NEO” and collectively, the “NEOs”), and by all executive officers and directors of the Company as a group as of March 6, 2026 based on data furnished by them.
Name:	Shares of CNA Common Stock Beneficially Owned	Shares of Loews Common Stock Beneficially Owned
Michael A. Bless	2,500	0
Daniel P. Franzetti	75,612(1)	0
Scott R. Lindquist	81,487(2)	0
Jose O. Montemayor	0	0
Jane E. Possell	44,934(3)	0
Don M. Randel	0	0
André Rice	0	0
Dino E. Robusto	661,838(4)	0
Kenneth I. Siegel	0	14,321
Susan A. Stone	44,331(5)	0
Andrew H. Tisch	106,100	14,200,959(6)
Benjamin J. Tisch	0	726,383(7)
James S. Tisch	106,100	16,075,050(8)
Jane J. Wang	0	19,042
Douglas M. Worman	170,736(9)	0
All executive officers and directors as a group (18 persons)	782,767(10)	31,035,755(11)

(1)
Includes 40,674 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

CNA Financial Corporation	6	2026 Proxy Statement

(2)
Includes 42,182 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

(3)
Includes 15,817 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

(4)
Shares of CNA Common Stock beneficially owned as reported on Mr. Robusto’s Section 16 filing as of January 2, 2026.

(5)
Shares of CNA Common Stock beneficially owned as reported on Ms. Stone’s Section 16 filing as of July 31, 2025.

(6)
The amount beneficially owned includes: 12,530,400 shares held by trusts of which Mr. Andrew Tisch is trustee; and 840,000 shares held by a charitable foundation of which he is a director. He has sole voting and investment power with respect to 13,360,959 shares and shared voting and investment power with respect to 840,000 shares. Loews Common Stock shares beneficially owned by Mr. Andrew Tisch represent 6.9% of the outstanding shares of Loews Common Stock.

(7)
The amount beneficially owned includes: 709,346 shares held by trusts of which Mr. Benjamin Tisch is trustee; and 17,036 shares underlying vested RSUs of which he deferred receipt that could be delivered to him within 60 days of March 6, 2026, if his service with Loews terminated during that time. He has sole voting and investment power with respect to 726,383 shares. Loews Common Stock shares beneficially owned by Mr. Benjamin Tisch represent 0.4% of the outstanding shares of Loews Common Stock.

(8)
The amount beneficially owned includes: 9,816,950 shares held by trusts of which Mr. James Tisch is trustee; 3,005,037 shares held by his wife or trusts of which his wife is trustee; and 380,000 shares held by a charitable foundation of which he is a director. He has sole voting and investment power with respect to 12,690,013 shares and shared voting and investment power with respect to 3,385,037 shares. Loews Common Stock shares beneficially owned by Mr. James Tisch represent 7.8% of the outstanding shares of Loews Common Stock.

(9)
Includes 74,572 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

(10)
Includes 251,031 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date. In aggregate, these holdings represent less than 1% of the outstanding shares of Common Stock.

(11)
Includes 17,036 shares underlying vested RSUs deferred receipt that could be delivered within 60 days of March 6, 2026.

CNA Financial Corporation	7	2026 Proxy Statement

CORPORATE GOVERNANCE
Proposal 1. Election of Directors
Set forth below is the name, principal occupation and business experience for at least the past five years, as well as certain other information for each nominee. Narrative regarding the qualifications, attributes and skills that led to the determination that each of these individuals should be nominated to serve as a director is also included for each nominee.
Director Nominees’ Biographical Information and Business Experience
	Director	Relationship	Biographical and Business Experience
NON-INDEPENDENT DIRECTORS	Douglas M. Worman	N/A	Mr. Worman is Chairman of the Board (effective January 1, 2026) and Chief Executive Officer of CNA Financial Corporation (since January 1, 2025). Prior to such appointment, Mr. Worman held the position of Executive Vice President and Global Head of Underwriting of the CNA Insurance Companies from 2017 through December 31, 2024. Before joining the Company, he served as the Chief Executive Officer of Endurance US Insurance and Executive Vice President at Alterra Capital Holdings. Mr. Worman began his career at AIG, where he held several executive positions over 18 years including the position of President and Chief Executive Officer of AIG Excess Casualty Group, formerly known as American Home Assurance Company. Mr. Worman’s extensive insurance experience enables him to provide deep insight and knowledge regarding all aspects of the commercial insurance industry.
	Kenneth I. Siegel	N/A	Mr. Siegel is Senior Vice President of Loews Corporation. He is also a Director of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews, and has served as Chairman of such Board since 2011 and is a Director of Altium Packaging, another subsidiary of Loews. Since 2022, he has served on the Board of Directors of Flowserve Corporation, a publicly traded supplier of industrial and environmental machinery. Mr. Siegel previously served on the Board of Directors of Diamond Offshore Drilling, Inc., a former subsidiary of Loews, from 2014 to 2021. Before joining Loews in 2009, he worked as an investment banker for nearly 30 years in New York and London. Mr. Siegel has extensive experience with capital markets and merger and acquisition transactions. This experience and his position with Loews enables Mr. Siegel to provide valuable insight to our Board.
	Andrew H. Tisch	Brother of James Tisch and uncle of Benjamin Tisch	Mr. Tisch is Director Emeritus of Loews Corporation and has been in such role since January 1, 2025. Prior to assuming this role, Mr. Tisch served as Co-Chairman of such Board from 2006 through December 31, 2024 and was a member of the Office of the President of Loews from 1999 through 2021. He previously served as a Director of the general partner of Boardwalk Pipeline Partners LP, from 2005 until 2021. Mr. Tisch’s experience with Loews allows him to provide valuable perspective and advice to our Board.
	Benjamin J. Tisch	Son of James Tisch and nephew of Andrew Tisch	Mr. Tisch is President and Chief Executive Officer and a Director of Loews Corporation and has been in such roles since January 1, 2025. Prior to such appointment, Mr. Tisch was Senior Vice President of Corporate Development and Strategy from 2022 through December 31, 2024, where he was responsible for formulating Loews’ view on intrinsic value, developing and implementing capital allocation strategies and monitoring the Company from a majority stockholder perspective. He previously served as a Vice President of Loews from 2014 until 2022. He is a Director of Altium Packaging (since 2017) and of the general partner of Boardwalk Pipeline Partners, LP (since 2021). Before joining Loews in 2011, Mr. Tisch was a managing director at Fortress Investment Group, where he managed a variety of asset classes for the Global Macro Fund. His leadership and Board positions with Loews, along with his investment expertise, allows him to provide valuable perspective and advice to our Board.

CNA Financial Corporation	8	2026 Proxy Statement

	Director	Relationship	Biographical and Business Experience
NON-INDEPENDENT DIRECTORS	James S. Tisch	Brother of Andrew Tisch and father of Benjamin Tisch	Mr. Tisch is the Chairman of the Board of Loews and has been in such role since January 1, 2025 and has been a Loews Director since 1986. Previously, Mr. Tisch held the position of President and Chief Executive Officer of Loews Corporation from 1999 through December 31, 2024. He also served as Director of Diamond Offshore Drilling, Inc. from 1989 to 2021 and General Electric Company, a publicly traded company, from 2010 to 2022. Mr. Tisch’s experience with Loews allow him to provide valuable perspective and advice to our Board.
	Jane J. Wang	N/A	Ms. Wang is Senior Vice President and Chief Financial Officer of Loews and has been in such role since May 2022. Prior to such role, Ms. Wang served in various roles at Loews since joining the company in 2006, serving as Vice President focused on strategic planning and corporate development immediately prior to her appointment as CFO of Loews. She is a Director of the general partner of Boardwalk Pipeline Partners, LP and is a Director of Altium Packaging, another subsidiary of Loews. Ms. Wang has overall responsibility for Loews’ financial management and operations as well as enterprise risk management. Her expansive financial knowledge and position with Loews allows her to provide valuable perspective and advice to our Board.
INDEPENDENT DIRECTORS	Michael A. Bless	N/A	Mr. Bless held the positions of President and Chief Executive Officer of Century Aluminum Company (“Century”) from 2011 to 2021. He also served as a director of Century from 2012 to 2021 and as a Special Advisor to the Chief Executive Officer of Century from 2021 through March 2022. He joined Century in 2006 as Executive Vice President and Chief Financial Officer. Mr. Bless currently serves on the Board of Directors for Enact Holdings, Inc, a publicly traded provider of private mortgage insurance. He previously served as a director of Piedmont Lithium Inc., a publicly traded integrated lithium business, from January 2023 to August 2025. His expansive financial knowledge, experience leading a public company and expertise are valuable to our Board.
	Jose O. Montemayor	N/A	Mr. Montemayor is the retired Principal of Black Diamond Capital Partners I, LP, a role he held from 2005 through January 2024. He previously served as a director of Prosperity Group Holdings LP, a life insurance and asset management entity from April 2020 to September 2025 and as a director of Protecdiv, Inc, an insurance and reinsurance broker from 2020 until October 2024. From 1999 to 2005, Mr. Montemayor was Insurance Commissioner for the State of Texas. He is a certified public accountant and a member of the Society of Financial Examiners, the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Montemayor’s extensive knowledge and experience of the insurance industry, including 12 years as a senior insurance regulator, is valuable to our Board.
	Don M. Randel	N/A	Mr. Randel is the retired President of The Andrew W. Mellon Foundation, a position he held from 2006 to 2013. Prior to that, Mr. Randel served as President of the University of Chicago from 2000 to 2006. Mr. Randel’s experience as a senior leader of a large institution is of great value to our Board.
	André Rice	N/A	Mr. Rice is Founder and President of Muller & Monroe Asset Management, LLC since 1999. He is a certified public accountant and a member of the National Association of Securities Professionals and the National Association of Investment Companies. Mr. Rice’s extensive investment knowledge and experience is valuable to our Board.

CNA Financial Corporation	9	2026 Proxy Statement

Demographic Information of Directors	WORMAN	SIEGEL	A. TISCH	B. TISCH	J. TISCH	WANG	BLESS	MONTEMAYOR	RANDEL	RICE
Tenure (years)	2	7	20	8	41	7	9	19	24	9
Age	58	69	76	43	73	44	60	75	85	68
Gender	M	M	M	M	M	F	M	M	M	M
Race/Ethnicity
Asian/Other Pacific Islander
Black/African American
Hispanic/Latino
White/Caucasian
Director Independence
Under the rules of the New York Stock Exchange (the “NYSE”), listed companies like CNA that have a controlling stockholder are not required to have a majority of independent directors. Because Loews holds more than 50% of the voting power of CNA, we are a “controlled company” within the meaning of the rules of the NYSE. Upon the election of the ten nominees, our Board of Directors will not be composed of a majority of directors who are independent. Nevertheless, our Board of Directors has determined that the following current directors are independent under the listing standards of the NYSE (each, an “Independent Director” and collectively, the “Independent Directors”): Michael Bless, Jose Montemayor, Don Randel and André Rice. In assessing independence, an affirmative determination is made as to whether or not each director or nominee has any material relationship with the Company. In assessing the materiality of any relationship, our Board considers all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. Our Board considers the frequency and regularity of any services provided by or to, or other transactions between, our Company and the director or nominee or affiliated organization, whether they are being carried out at arms’ length in the ordinary course of business, and whether they are being provided or conducted substantially on the same terms as those prevailing at the time with unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable, and familial relationships.
Our Board has established guidelines to assist it in determining director independence under these listing standards. Under our Board’s guidelines, a director would not be considered independent if any of the following relationships exist: (i) during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company; (ii) the director or an immediate family member received, during any twelve month period within the past three years, more than $120,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation; (iii) the director is a current partner or employee, or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, or an immediate family member is a current employee of such a firm and personally works on the Company’s audit, or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that

CNA Financial Corporation	10	2026 Proxy Statement

has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.
Leadership Structure
The Company does not have a formal policy regarding the separation of the Chairman of the Board and Chief Executive Officer positions. The Company determines the leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. In the Company’s current leadership structure, the roles of Chairman of the Board and Chief Executive Officer are combined. The Board believes that this combined structure, with Douglas Worman holding both Chairman and Chief Executive Officer roles, promotes unified leadership and direction for the Company. The Board meets regularly in executive session with the Chairman, without the presence of any other management personnel of the Company. In addition, the Board has complete and direct access to our entire management team.
Our Independent Directors meet regularly in executive session without management participation. We have a position of Presiding Director whose primary responsibility is to preside over the executive sessions of the Independent Directors. The Chairs of our Audit and Compensation Committees alternate annually as the Presiding Director. Michael Bless, as Chairman of our Compensation Committee, currently serves as Presiding Director until the Annual Meeting.
Board Oversight of Risk Management
Within the general construct of oversight responsibility for our organization, the Audit Committee of the Board retains oversight responsibility for the integrity of the financial statements, compliance and ethics program, legal risks and overall policies and procedures relating to risk management, including oversight of accounting policies, financial statement disclosures and internal controls over financial reporting, compliance matters, and oversight of the process for establishing insurance reserves. This includes oversight of ongoing risk management efforts, material changes to the risk appetite of the Company, and significant emerging risk exposure, as well as risks associated with sustainability matters, with management providing regular reporting regarding its various initiatives and protocols, within this space, which also address climate change-related impacts to operations.
The Company’s management provides quarterly reports to the Audit Committee in respect of the Committee’s role in oversight, including presentations on the key management judgments and any new or significant transactions or accounting policy changes impacting the Company’s quarterly financial results, reportable deficiencies in the internal controls over financial reporting, reserve establishment and factors considered in such establishment, key risk reports and ongoing risk management efforts, status and effectiveness of the Company’s legal compliance and business ethics program, and internal audit processes and results. These presentations and reports are the foundation for productive dialogue between the members of the Audit Committee and senior Company officials with primary responsibility in these areas. In addition, the Chairman of the Audit Committee engages in regular dialogue, meeting at least quarterly, with the Chief Executive Officer and the Chief Financial Officer and also participates in meeting agenda development.
The entire Board oversees the risk management framework with respect to material risk on an enterprise-wide basis, including reserve risk, market risk, liquidity risk, credit risk, reputational risk, and specific risks relating to our business operations, including insurance underwriting and claims, reinsurance, catastrophe risk, pandemic risk, information technology, cybersecurity, artificial intelligence, human capital, and business resiliency planning.
Reports are provided to the full Board by the Company’s management on at least an annual basis which, among other things, seeks to systematically identify the principal risks facing the Company, identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk

CNA Financial Corporation	11	2026 Proxy Statement

management practices. These reports enable the Board to conduct meaningful and substantive discussions and deliberations with senior management on these enterprise-wide risks.
Committees and Meetings
Our Board of Directors has the following standing committees: Audit, Compensation, Executive and Finance. Members of the Audit and Compensation Committees are set forth below. The current members of our Executive Committee are Andrew Tisch (Chairman), Benjamin Tisch, James Tisch, and Douglas Worman. All directors currently serve as members of our Finance Committee, with James Tisch serving as Chairman of such committee. Under the rules of the NYSE, listed companies like CNA that have a controlling stockholder are not required to have a Nominating Committee. Our Board of Directors, as a whole, performs the functions of a Nominating Committee. We do not have a specific policy regarding stockholder nominations of director candidates other than through the process described below in the “Stockholder Proposals for the 2027 Annual Meeting” on page 45. Nominations for director positions are considered and determined by the Board through consultation with senior Company personnel. Possible nominees to our Board of Directors may be suggested by any Director to our Executive Chairman of the Board or by any stockholder in the manner set forth under “Stockholder Proposals for the 2027 Annual Meeting.” Although our Board of Directors does not have a formal policy on director diversity, our Board recognizes its importance and does take it into account, as and when appropriate, in identifying director nominees.
The Board does not currently have a retirement policy with respect to the Independent Directors.
Audit Committee
The primary function of our Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our Company’s financial reporting process, including review of the financial reports and other financial information of our Company, our Company’s system of internal controls over financial reporting, our Company’s disclosure controls and procedures, and the annual independent audit of our Company’s consolidated financial statements. This Audit Committee oversight of our financial statements covers both the consolidated financial statements reported in conformity with generally accepted accounting principles (GAAP) in the United States and the combined financials reported on a statutory basis for our domestic insurance companies. Our Audit Committee has sole authority to directly appoint, retain, compensate, evaluate, and terminate our Company’s independent registered public accounting firm and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent registered public accounting firm in accordance with policies and procedures adopted by our Audit Committee from time to time or as otherwise required.
The Charter of our Audit Committee is posted on the Company’s website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Audit Committee are Jose Montemayor (Chairman), Michael Bless, Don Randel and André Rice, each of whom is an Independent Director and also meets the additional independence requirements of applicable listing standards of the NYSE and SEC regulations. Each of the current members is financially literate, as determined by our Board. Our Board has determined that Mr. Bless and Mr. Montemayor are “audit committee financial experts” under NYSE and SEC standards.
Our directors are asked annually to report to our Company the number of audit committees of public companies on which such director serves. During 2025, no director reported serving on more than three audit committees of public companies.
Compensation Committee
The primary function of the Compensation Committee is to determine all elements of compensation for the senior executive officers of the Company who are deemed executive officers as that term is defined in the

CNA Financial Corporation	12	2026 Proxy Statement

Securities Act of 1933, as amended, including the NEOs. Such determination is based on, and after consideration of, various factors, including, but not limited to, company and individual performance achievement, competitive data, and management recommendations (but only to the extent of the senior executive officers other than the CEO with respect to such factors). The Compensation Committee also reviews and approves the terms and conditions of employment agreements between the NEOs and the Company or its subsidiaries and oversees all aspects of the Incentive Compensation Plan. The Charter of our Compensation Committee is posted on the Company’s website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Compensation Committee are Michael Bless (Chairman), Jose Montemayor, Don Randel and André Rice, each of whom our Board of Directors has determined satisfies the requirement as a “non-employee director” as set forth in Rule 16b-3 under the Securities Exchange Act of 1934.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive, financial and accounting officers. The Code of Business Conduct and Ethics, as well as the Corporate Governance Guidelines, are posted on the Company’s website at www.cna.com and are also available in print free of charge to any stockholder who requests them. We intend to post on our website any changes to or waivers of this Code of Business Conduct and Ethics for our Chief Executive Officer and Chief Financial Officer.
Meetings
During 2025, there were 4 meetings of our Board of Directors, 4 meetings of our Finance Committee, 5 meetings of our Audit Committee, 5 meetings of our Executive Committee and 2 meetings of our Compensation Committee. Each individual who served as a director of the Company for the entire year of 2025 attended not less than 75% of the total number of meetings of our Board of Directors and committees of our Board on which that director served during the year. Our Board encourages, but does not require, that all directors attend our stockholders’ meetings. All directors of the Company as of the date of the 2025 Annual Meeting, except for Mr. Bless and Mr. A. Tisch, were present at such meeting.
Audit Committee Report
The role of our Audit Committee is to assist our Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of our financial reporting process. As set forth in the Charter of our Audit Committee, management of our Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. Our Company’s accounting and financial reporting principles and internal controls over financial reporting and our disclosure controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations. Our Audit Committee functions as the liaison with our Company’s internal audit area and our independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing our Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Such firm also issues an opinion on the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee has considered and discussed the consolidated audited financial statements with management and the independent registered public accounting firm. Our Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted and as amended by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with the accounting firm their independence in relation to the Company and its management, including the matters required to be discussed by the applicable requirements of the PCAOB regarding the

CNA Financial Corporation	13	2026 Proxy Statement

independent registered public accounting firm’s communications with the Audit Committee concerning independence. We have determined that the provision of non-audit services provided by the accounting firm is compatible with maintaining the independence of the accounting firm.
The members of the Audit Committee rely, without independent verification, on the information provided to them by management and the independent registered public accounting firm and on management’s representation that our consolidated financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our consolidated financial statements or any professional certification as to the independent registered public accounting firm’s work. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls over financial reporting and our disclosure controls and procedures, that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that our financial statements are presented in accordance with accounting principles generally accepted in the United States, or that our independent registered public accounting firm is in fact “independent”.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of our Audit Committee referred to above and in the Audit Committee’s Charter, our Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and determined that the provision of non-audit services by Deloitte & Touche LLP to the Company in 2025 was compatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.
SUBMITTED BY THE AUDIT COMMITTEE
Jose O. Montemayor (Chairman)
Michael A. Bless
Don M. Randel
André Rice
Director Compensation
Each of our directors who are neither employed by the Company nor by Loews are entitled to an annual retainer of $129,000 as well as reimbursement for all reasonable expenses related to meeting attendance. In addition, members of our Finance Committee who are neither employed by the Company nor by Loews are entitled to an annual retainer of $4,000. The annual retainers for service as a member of the Audit and Compensation Committees are currently as follows: Compensation Committee (excluding Chair) — $25,000; Compensation Committee Chair — $30,000; Audit Committee (excluding Chair) — $67,000; and Audit Committee Chair — $87,000. All foregoing compensation is paid solely in cash.
The following table shows, the amount of compensation paid for service during 2025 for each director receiving compensation:
Name	Fees
Michael A. Bless	$230,000
Jose O. Montemayor	$245,000
Don M. Randel	$225,000
André Rice	$225,000
Andrew H. Tisch	$133,000
James S. Tisch	$133,000

CNA Financial Corporation	14	2026 Proxy Statement

Related Party Transactions
It is our policy that any transaction involving the Company or any of its subsidiaries in which any of our directors, executive officers or principal stockholders has had or will have a direct or indirect material interest be submitted to our General Counsel for review and reported to our Audit Committee for its consideration, without the participation of any Audit Committee member who may be involved in the transaction. In each case, the Audit Committee will consider, in light of all the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us and our stockholders, including our minority stockholders.
Loews’ ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, CNA and Loews entered into a tax allocation agreement (the “Tax Allocation Agreement”) that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews’ consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews’ consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. The Tax Allocation Agreement may be cancelled by CNA or Loews upon 30 days’ prior written notice. In 2025, the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax return of Loews resulted in an increase in the federal income tax liability for Loews. Accordingly, CNA has paid or will pay approximately $229 million to Loews for 2025 under the Tax Allocation Agreement.
The Company, certain Company subsidiaries and a Loews subsidiary have entered into an Investment Facilities and Services Agreement (the “Investment Services Agreement”). Under the Investment Services Agreement, a Loews subsidiary provides to the Company and its subsidiaries certain investment facilities and services. The Company and any applicable Company subsidiary pays directly or reimburses a Loews subsidiary for all reasonable costs, expenses and disbursements incurred by a Loews subsidiary in providing the services. The net amount incurred by the Company for these fees, expenses and services was $64 million for year ended December 31, 2025. In addition, the Company reimburses Loews for certain expenses related to the provision of limited corporate services by Loews’ employees. In 2025, such reimbursement amounted to less than $1 million.
A subsidiary of the Company and Loews have entered into a Services Agreement (“Services Agreement”). Under the Services Agreement, such subsidiary provides to Loews investment-related services and Loews reimburses the subsidiary for the same. In 2025, such reimbursement amounted to approximately $1 million.
During 2025, Company subsidiaries wrote, at standard rates, a limited amount of insurance for Loews or its subsidiaries. The earned premiums for the year-ended December 31, 2025 were approximately $3 million.
During 2024, a subsidiary of the Company invested $50 million in a commercial mortgage-backed securitization whose underlying mortgage loan is an obligation of an affiliate of Loews that matures in 2034 and recognized approximately $3 million of income related to this investment for the year-ended December 31, 2025.
In 2025, Prosperity Group Holdings LP paid premiums on certain policy coverage to certain Company subsidiaries at standard rates aggregating approximately $340,000. Jose Montemayor, an Independent Director of the Company, served as a director of Prosperity Group Holdings LP from April 2020 to September 2025.

CNA Financial Corporation	15	2026 Proxy Statement

Sustainability Governance Framework
CNA has established two cross-functional, global teams to manage and track sustainability efforts within the organization: the ESG Steering Committee and the ESG Task Force. The Steering Committee is responsible for overseeing CNA’s overall sustainability efforts including determining key objectives and priorities and staying informed to make recommendations to the Chief Executive Officer and the Board of Directors. The Committee is currently comprised of certain members of the Company’s management team, namely our Chief Financial Officer, Chief Risk & Reinsurance Officer, Chief Administrative Officer, General Counsel and Chief Human Resources Officer.
The Task Force’s objectives include supporting sustainability governance protocols and driving sustainability initiatives and priorities, as well as monitoring and assessing key internal and external trends in sustainability and making recommendations to the Committee as appropriate within such contexts. The Task Force membership includes global representatives from Finance, Investor Relations, Underwriting, Risk Control, Enterprise Risk Management, Human Resources, Internal Audit, Legal, Compliance, Government Relations, IT & Data Security, Marketing & Distribution, and Procurement & Real Estate.
The Steering Committee and Task Force are responsible for elevating key sustainability concerns up to our Board of Directors and Board committees through the Chief Risk & Reinsurance Officer to provide comprehensive information in order to facilitate active oversight by our Board members. Regular updates are presented on meaningful developments in the sustainability space as they occur in the organization and in the broader industry and regulatory landscape.

CNA Financial Corporation	16	2026 Proxy Statement

EXECUTIVE COMPENSATION
Proposal 2. An advisory (non-binding) vote to approve named executive officer compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the 2025 compensation program for our NEOs. During 2025, our executive management team included the following NEOs:
Douglas M. Worman	Scott R. Lindquist	Dino E. Robusto	Daniel P. Franzetti	Jane E. Possell	Susan A. Stone
Chairman of the Board (effective 1/1/26) and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Chairman	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Information, Analytics, and Operations Officer	Executive Vice President and General Counsel through 7/31/25
Overall Executive Compensation Philosophy and Objectives
We believe that our success is dependent upon the quality of senior management, and that compensation programs are important in attracting and retaining NEOs of superior ability and motivating their efforts on behalf of the Company. Accordingly, our compensation program for NEOs recognizes individual performance and contributions, as reflected both in the Company’s overall results and in each NEO’s contribution to them. To meet these objectives, we have established an approach to NEO compensation that combines elements of base salary and both cash and stock-based incentive compensation, as well as other benefits. In selecting these elements of NEO compensation, the Company has considered its historical compensation practices as they have evolved over the years, the executive compensation programs of various peer companies, as well as applicable tax and accounting impacts of executive compensation.
In addition, we continuously monitor the effectiveness of our compensation offerings for both NEOs and other senior leaders of the Company in order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment. In connection with such regular review, analysis and data collection regarding compensation effectiveness, we may from time to time recommend changes to our compensation plan design, particularly with respect to incentive-based compensation.
In preparing and negotiating compensation and benefit terms with respect to each NEO, we seek to realize the goals and objectives described above and to include the elements of compensation described in this Compensation Discussion and Analysis.
The compensation detailed in this section relates to NEO roles during 2025 only. Two of our NEOs were appointed to new positions effective January 1, 2025 and entered into employment agreements relating to such new roles, with each such agreement governing terms of compensation beginning on January 1, 2025. A summary of each of these employment agreements is provided in the Narrative Supplement to the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table.

CNA Financial Corporation	17	2026 Proxy Statement

WHAT WE DO
Compensation heavily weighted toward at-risk and performance-based variable pay (91% for CEO)
Performance share awards subject to 3-year cliff vesting and financial performance metric that drives long-term stockholder value
Maintain a clawback policy with respect to named executive officer compensation
Periodic review of compensation peer group
Target pay within a median market range of peer companies
Maximum payout caps for annual incentive cash compensation and performance share awards
Employment agreement with non-competition and non-solicitation terms for the Company’s CEO and Executive Chairman
WHAT WE DO NOT DO:
No hedging transactions by the Company’s directors and executive officers
No pledging Company securities by the Company’s directors and executive officers
No payment of dividends or dividend equivalents on equity awards until vesting
No tax “gross-up” payments on perquisites or other personal benefits for named executive officers
No excessive or unusual perquisites
No individual employment agreements for executive officers, except for the Company’s CEO and Executive Chairman

What We Pay and Why: Components of Executive Compensation:
In establishing the aggregate amount of compensation for each NEO, the primary factor is an evaluation of the individual’s performance in the context of any contractual commitments to the individual executive, the extent and nature of the individual’s responsibilities within the Company and the Company’s performance during the period in question. As noted above, the Company also reviews and considers compensation levels and practices at peer group companies and as shown in surveys and other materials. Based on these factors, the Company determines an overall level of compensation — a portion of which is to be paid as base salary and the balance of which would be incentive-based and equity-based awards, which are described in further detail in the “Narrative Supplement to the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table” section.
The principal components of compensation for the Company’s NEOs are:
Base salary
Cash incentive compensation awards, based on annual performance measures
Grants of stock-based performance awards
Retirement, medical and related benefits

CNA Financial Corporation	18	2026 Proxy Statement

Compensation Mix
	Pay Component	CEO	Other NEOs(1)
Fixed	Base Salary Page 20
–
Base salaries are aligned with compensation peer group and targeted within a market median range.

–
Base salaries are reviewed by the Compensation Committee during the annual compensation review process.

Performance-Based Annual Incentive Cash	Annual Incentive Cash Page 24
–
Preset quantifiable financial goals based upon the performance financial metric approved by the Compensation Committee, as well as target and maximum levels of annual incentive cash award opportunity within those goals for each NEO.

–
Annual incentive award opportunity capped at an individual maximum payout amount of 1.5x target for the CEO, and 2x target for all other NEOs.

–
The Compensation Committee evaluates Company performance and individual performance in determining annual incentive cash bonus awards.

Performance-Based Equity	Long-Term Incentives Page 25
–
Performance share awards are subject to 3-year cliff vesting.

–
Performance share awards are granted annually and are earned based on the Compensation Committee-approved performance financial metric for the performance year period.

–
Performance share grant amounts are determined based on competitive market peer group data as well as individual performance.

–
Payouts, if any, of performance share awards for NEOs may range from 0% to 200% of target, based upon attainment of the performance goals.

–
Entirety of performance share awards are payable in shares of the Company’s Common Stock. Dividend equivalents are paid in cash at the same time as performance share award payouts.

–
Total direct compensation opportunity is targeted within a market median range of compensation peer group.

(1)
The group labeled “Other NEOs” in the table directly above and below includes Mr. Lindquist, Mr. Franzetti, and Ms. Possell.

CNA Financial Corporation	19	2026 Proxy Statement

Base Salary.   Initial annual base salaries are set in consideration of median market data and other factors such as the executive’s prior work experience and scope of responsibility. Thereafter, base salaries are reviewed by the Compensation Committee in connection with its annual compensation review. In order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment, the annual base salaries of our NEOs (other than the CEO) are reviewed by the Chief Executive Officer and Compensation Committee relative to peer group, insurance, and financial industry survey data (see “Comparative Market Data” below), and their respective experience, level of responsibility, individual performance and tenure with the Company. Mr. Worman received a base salary increase in 2025 in recognition of his appointment to the position of CEO. Mr. Lindquist, Mr. Franzetti and Ms. Possell each received base salary increases in 2025 in recognition of their respective performance and to bring them further into the competitive market range of our peer group.
Incentive Compensation Awards.   The Company’s Incentive Compensation Plan provides for annual cash and long-term stock-based incentive award opportunities for the NEOs of the Company, along with other executives. The elements of any incentive compensation for each NEO are subject to the terms and conditions of the Company’s Amended and Restated Incentive Compensation Plan and the approval of the Compensation Committee.
The Compensation Committee oversees all aspects of the Incentive Compensation Plan and has sole discretion to make all determinations on any matter relating to the Incentive Compensation Plan or any award granted under it. Under the Incentive Compensation Plan, the measures to be used for purposes of incentive awards may include one or more or any combination of a wide variety of corporate and personal performance components.
The annual and long-term components of the incentive-based compensation for the NEOs are based on “CI” (as defined below) as the performance measure. Any potential awards for NEOs under the plan are determined pursuant to the definition of CI and specific targets approved by the Compensation Committee at the beginning of each relevant performance cycle. Accordingly, for 2025, the determination of compensation under both the annual incentive bonus plan (“AIB”), which is payable entirely in cash, and the long-term performance share award plan (“PSP”), which is payable entirely in shares of the Company’s Common Stock in the form of performance stock units (“PSUs”), was based on one formula approved by the Compensation Committee at the beginning of 2025. The PSP is based on a one-year performance cycle followed by a two-year vesting period, which, taken together, results in a three-year aggregated cliff vesting period. We believe this aligns all our senior leaders, including the NEOs, with the interests of stockholders. The payout of the 2025 PSP, if any, will be in the first quarter of 2028.
Please refer to section below labeled “Description of Incentive Compensation Plans” for additional description of the Company’s Annual Incentive Cash Compensation Awards and Long-Term Incentive Plan Awards.
Stock-Based Awards.   Another element of our compensation program for NEOs is stock-based awards under the Incentive Compensation Plan which generally include restricted stock units (“RSUs”). These awards are used to attract senior talent and are granted upon commencement of employment. Currently, our equity-based compensation is solely with respect to such RSUs and PSUs, as described above under “Incentive Compensation

CNA Financial Corporation	20	2026 Proxy Statement

Awards” and in this section. We do not currently grant stock options, stock appreciation rights, or similar option-like awards as part of our compensation program. Accordingly, CNA has no policies or practices to disclose under Item 402(x) of Regulation S-K at this time.
Retirement Plans.   CNA provides funded, tax-qualified retirement plans for salaried employees, including executive officers (the “Qualified Plans”) and unfunded, non-qualified equalization plans for certain highly compensated employees (the “Non-Qualified Plans”) which provide for accruals and contributions not available under the Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and defined benefit plans. The Qualified and Non-Qualified defined contribution plans are the CNA 401k Plan and the CNA Deferred Compensation and Savings Plan, respectively. The Qualified and Non-Qualified defined benefit plans are the CNA Retirement Plan and the CNA Supplemental Employee Retirement Plan, respectively.
Other Benefits.   We provide limited types of perquisites and other personal benefits to our NEOs which we believe are reasonable, consistent with our overall compensation program to enable the Company to attract and retain superior employees for key positions and comparable with perquisite packages offered by our competitors to their senior executives. NEOs are generally entitled to participate in the various benefit plans, programs or arrangements established and maintained by the Company from time to time and applicable to its senior executives, including medical benefits, dental benefits, life insurance, short-term disability, and long-term disability insurance. In addition, NEOs are entitled to receive all benefits made available to senior executives of the Company, including reimbursement for club memberships, physical examinations, financial planning, and paid parking. Each NEO’s entitlement to such benefits is subject to the terms and conditions of the Company’s policies with regard to them, as adjusted by the Company from time to time in its discretion. Severance and other benefits available to NEOs upon termination of employment are determined in accordance with any applicable agreements, which are summarized in the “Narrative Supplement to the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table” section, or the Company’s severance or incentive compensation plans, as applicable.
Performance Measures
Company Financial Performance and Goal Setting:
Awards under the CNA Incentive Compensation Plan for the NEOs were calculated in accordance with a formula based upon adjusted operating income for the year, which measure is referred to as “CI”. The following is the definition of CI approved by the Compensation Committee for 2025:
“CI” is defined as “Net Income,” as reported in our fiscal year financial results, and adjusted by the following exclusions above or below any corresponding 2025 budgeted amounts:
1)
Realized capital gains or losses, net of tax.

2)
The after-tax impact of items of gain, loss, income or expense (including but not limited to changes in accounting principles) which in the judgment of the Compensation Committee were extraordinary or unusual in nature or infrequent in occurrence.

3)
The after-tax impact of net investment income from limited partnership (LP) and common equity investments.

4)
The after-tax impact of reserve strengthening and adverse dividend or premium development associated with asbestos and environmental pollution reserves as well as (FKA Wexford) excess workers compensation reserves, and any income statement impact of applying retroactive reinsurance accounting to the losses ceded to National Indemnity Company (NICO) and Cavello Bay Reinsurance Ltd (Enstar) loss portfolio transfers associated with these reserves, respectively.

CNA Financial Corporation	21	2026 Proxy Statement

5)
The after-tax impact of catastrophe losses of the Company or its subsidiaries.

6)
The after-tax impact of any re-measurement gain or loss relating to long-term care, net strengthening related to benefit settlement option liabilities or relating to a disposition, loss portfolio transfer or other transaction that fixes or limits the Company’s exposure to the run-off Life & Group businesses that the Committee deems to be in the best interest of stockholders.

7)
Any income tax expense or benefit attributable to the impact of a change in the federal income tax rate on deferred income tax assets and liabilities.

8)
The after-tax impact of foreign currency transaction gains (losses) otherwise included in CI.

The Compensation Committee approved quantifiable financial performance goals for 2025 CI at the February 14, 2025 Compensation Committee meeting. Performance levels for threshold, target, and maximum CI levels were established in consideration of prior year 2024 CI targeted goal, 2024 achieved CI actual performance, and the Company’s budgeted business plan for the 2025 performance year. The budgeted financial goal for 2025 was used to set the 100% target incentive payout performance achievement for the NEOs with respect to Annual Incentive Cash Bonuses, and long-term incentive Performance Share Plan awards. The 2025 CI target goal was $1.317 billion. The 2025 target CI goal was set $49 million higher than the 2024 CI target goal, primarily driven by anticipated higher P&C underwriting gain from net earned premium growth, an improvement in the expense ratio and higher P&C investment income driven by higher asset base.
CI achievement, as determined in accordance with the 2025 definition, is to be rounded to no more than the next 10% increment, above or below. The Compensation Committee retains the authority to exercise negative discretion on the final rounded achievement and on any of the items listed above except as specified in a contract between the Company or its subsidiaries and a NEO.
Although CI as determined under this definition is derived from our Net Income, it does provide for certain exclusions. The primary purpose of the exclusions from Net Income reflected in the above definition of CI is to remove those elements of income or loss which relate to one-time or extraordinary events or developments or other matters that, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing an NEO’s performance and contribution to our core P&C operating results.
The CI for 2025, determined pursuant to the above definition, was $1.303 billion, approximately $25 million higher than our reported Net Income, as a result of certain adjustments provided for in the foregoing category of exclusions.
On February 3, 2026, the Compensation Committee determined and approved, based on the scale below and in its sole discretion, a CI performance achievement for incentive plan awards of 103%.
2025 CI	2025 Company Performance as a Percentage of Target
Below Threshold	0%
Between Threshold and Target	50% – 99%
Target: $1.265 – $1.345 billion	100%
Maximum	200%

CNA Financial Corporation	22	2026 Proxy Statement

in millions
CI Performance
1,600
1,400
1,200
1,000
800
600
400
200
0
1,083
1,201
1,312
1,324
1,303
1,021
1,056
1,206
1,268
1,317
2021
2022
2023
2024
2025
Target CI Goal
Achieved CI

Quantitative and Qualitative Factors — Individual Performance
In determining compensation, various factors are considered in evaluating each NEO’s performance, including overall Company performance. In addition, other factors considered in determining incentive awards include the specific contribution to the overall performance of the Company by the business or operational unit led by each such NEO. Such contribution is reflected in various measurements, including the unit’s profitability, growth and operational efficiency, as well as productive expense management and effective leadership. Factors particular to each NEO that also may be considered include significant project work and successful implementation of initiatives that affect the enterprise as a whole. Base salary and incentive opportunities for each NEO are also based, among other factors, on comparative market compensation data as described in “Comparative Market Data” below. Final approval of all compensation payments is made by the Compensation Committee, which retains authority to make discretionary reductions in the award amounts.
Performance Assessment of all NEOs.
Our management performs an analytical and advisory role in the process of determining incentive compensation for our NEOs. Our Chief Executive Officer reviews all elements of incentive compensation for NEOs (other than himself) with our Chief Human Resources Officer and approves all recommendations to be made to the Compensation Committee as to those executives. Proposed incentive compensation awards to the Chief Executive Officer are developed by our majority stockholder in consultation with our Chief Human Resources Officer and then recommended to the Compensation Committee. The relationship among the various elements of compensation for each NEO individually is driven by the goal of providing the executive with an overall package of base and incentive compensation that fairly recompenses the individual for both Company and individual performance, in the judgment of the Compensation Committee in consultation with management. Accordingly, there is an annual assessment of all compensation elements for each NEO to assure that, in the aggregate, such elements represent a fair and balanced package in light of individual achievements and overall Company results.

CNA Financial Corporation	23	2026 Proxy Statement

Description of Incentive Compensation Plans
Annual Incentive Cash Compensation Awards
Annual Incentive cash awards under the Incentive Compensation Plan for the NEOs for 2025 were primarily determined by performance compared to preset quantifiable financial goals based upon CI as determined by the Compensation Committee, which also set the level or levels of cash incentive award opportunity within those goals for each NEO. Typical primary recurring factors taken into account for purposes of determining annual incentive cash compensation award levels assigned for each NEO for a given year include such elements as: combined ratios; expense ratios; return on equity; catastrophe loss experience; handling of legal exposures; and net written premium production. As to any particular NEO, these factors may be considered both from an overall corporate viewpoint or in terms of performance for a particular factor within that executive’s individual areas of responsibility, or both.
The annual incentive cash compensation opportunity for 2025 for all NEOs, except the CEO, was limited by an individual maximum payment amount of two times (2x) their target annual incentive award opportunity. The annual incentive cash compensation opportunity for 2025 for the CEO was limited by an individual maximum payout amount of one and a half times (1.5x) his target annual incentive award opportunity. For all NEOs, the Compensation Committee retains the power to exercise negative discretion for 2025 annual incentive cash compensation amounts of the amount produced by the applicable payout formula or CI target ranges or amounts, as applicable. The Compensation Committee also reserves the right to eliminate these awards to the NEOs, uniformly, due to adverse financial conditions.
In determining the annual incentive cash compensation awards for 2025, and relative to each NEO’s target annual incentive award opportunity, the Compensation Committee evaluated Company performance and individual performance against the pre-set financial goals of the Company and individual performance measures, as described above. The Company achieved CI of $1.303 billion for 2025. In addition to Company CI performance achievement, the annual incentive bonus amount to be paid to each NEO individually was based upon the assessment by Company senior management and the Compensation Committee of that NEO’s success in his or her responsibilities during the performance period in question.
The Compensation Committee evaluated Company performance and individual performance in determining the CEO’s annual incentive bonus award of $5,500,000.
As stated above, CI for 2025 was $1.303 billion, determined pursuant to the definition approved previously and discussed above. On February 3, 2026, the Compensation Committee in its sole discretion, approved a CI performance achievement for incentive plan awards of 103%.
The following table provides additional information:
Name	Year	Annual Incentive Cash Awards
Douglas M. Worman	2025	$5,500,000
Scott R. Lindquist	2025	$1,940,000
Dino E. Robusto	2025	$—
Daniel P. Franzetti	2025	$1,910,000
Jane E. Possell	2025	$1,300,000
Susan A. Stone	2025	$—

CNA Financial Corporation	24	2026 Proxy Statement

Long-Term Incentive Plan Awards
Under the Incentive Compensation Plan, long-term performance award plan awards, or PSP awards, are based upon CI, and, for 2025, were determined pursuant to the definition approved by the Compensation Committee. CI goals for the one-year performance period are described in “Company Financial Performance and Goal Setting” above. The payout for the 2025 award will be made following the end of a two-year vesting period after the end of the 2025 performance year, or in the first quarter of 2028. Full vesting of these awards will generally occur in March of the third year following the grant date.
The ranges of PSP award opportunities for the NEOs for 2025, as determined by the Compensation Committee, are reflected below in the “2025 Grants of Plan-Based Awards Table”. The Chief Executive Officer recommended PSP grant amounts to NEOs (other than the CEO) for 2025, based upon competitive market peer group compensation data as well as individual performance. The Compensation Committee approved grant amounts at its meeting on February 14, 2025, and the granted amounts are subject to Company performance, which determines the ultimate extent to which the awards vest or are paid out. Any awards to NEOs remain subject to approval by the Compensation Committee.
We believe that our long-term incentive compensation approach aligns with our pay-for-performance philosophy, and provides both a competitive and an appropriate compensation structure, while at the same time ensuring alignment between individual performance and contribution to the Company’s operations with long-term stockholder value growth.
PSP awards are granted annually and are earned based on CI for the performance year period and will become payable to the extent that specified targets are achieved and only after a two-year vesting period following the end of the performance period. Payouts, if any, of the PSP awards for NEOs may range from 0% to 200% of target, based upon attainment of the performance goals, as determined by the Compensation Committee in its sole discretion, with the entirety of such award payable in shares of the Company’s Common Stock. Dividend equivalents are paid in cash at the same time as PSP award payouts.
As stated above, CI for 2025 was $1.303 billion, determined pursuant to the definition approved previously and discussed above. On February 3, 2026, at the Compensation Committee meeting, the Compensation Committee in its sole discretion, approved a CI performance achievement for incentive plan awards of 103%.
Comparative Market Data
The Compensation Committee and the Chief Executive Officer are assisted in developing and evaluating the overall competitiveness of the compensation program by our Human Resources staff, which engages executive compensation consulting firm Willis Towers Watson to provide a competitive assessment of executive compensation. The assessment contains market data from executive compensation consulting firms: Mercer — Property & Casualty Insurance Compensation Survey; Willis Towers Watson — U.S. Financial Services Executive Survey — insurance industry and financial industry data, and also comparative compensation information regarding our peer group of publicly traded companies. The competitor peer group for the 2025 evaluation consisted of the companies identified below, all of which are within the insurance industry.
Compensation Peer Group
The Allstate Corporation	American Financial Group, Inc.	Chubb Limited
Cincinnati Financial Corporation	The Hartford Financial Services Group, Inc.	Markel Corporation
The Progressive Corporation	The Travelers Companies, Inc.	W.R. Berkley Corporation

CNA Financial Corporation	25	2026 Proxy Statement

These companies, as well as other companies within the insurance, financial services and certain other industries, represent the organizations against which CNA competes for key executives. This comparative compensation information, in conjunction with performance assessments as to past and expected future contributions of the individual, is used to develop annual compensation levels. In addition, the Company regularly reviews executive compensation plan design, (e.g., annual and long-term incentives), to assess whether our executive compensation program is in line with companies of similar size, industry and ownership structure. It is the Company’s goal to set total compensation opportunities for the NEOs at levels generally comparable with those available to similarly placed executives at the Company’s competitor group. The Company targets base salary, total cash compensation (base plus short-term incentive), and total direct compensation (base salary plus short-term incentive plus long-term incentive) positioning within a competitive range of the market median of our peer group. The Company uses information from the surveys and peer companies cited above to ensure that its recommendations to the Compensation Committee concerning overall compensation for each NEO are comparable to the full compensation packages given to executives in the same or similar positions in such peer companies and in companies from related industries. Thus, in any particular case, one or more components of a given NEO’s entire compensation structure might not be directly aligned with the same component in compensation packages offered at peer companies, but overall compensation for that NEO would nevertheless be within the parameters reflected in peer and survey data as full compensation for the same or similar positions. This process promotes the Company’s goal of offering its NEOs compensation structures that, taken as a whole, make it possible to retain the most talented and productive executive officers.
Compensation Consultant
The Compensation Committee has the authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. The Company will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant or other advisor retained by the Compensation Committee. Pursuant to this authority, the Compensation Committee could consider utilizing the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives, as needed. The Compensation Committee did not engage any outside consultants to perform such services in 2025.
Clawback Policy and Other Compensation Policies, including with respect to hedging activities
The Company has a clawback policy which mandates the recoupment of certain executive compensation in the event of either an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or from an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. All our executive officers are subject to the Company’s clawback policy, which has been filed as an exhibit to our Annual Report on Form 10-K.
The Company prohibits tax gross-ups in connection with perquisites or other personal benefits to our NEOs including the personal use of corporate aircraft, physical examinations, and financial planning services.
The Company has adopted restrictions as to hedging and pledging transactions by our directors and executive officers, as we believe it is in the best interest of the Company’s stockholders, and promotes sound corporate governance, that directors’ and executive officers’ interests are aligned with the Company’s stockholders’ interests. As transactions that are designed to hedge or offset declines in the market value of the Company’s Common Stock can disrupt this alignment, it is the Company’s policy that the Company’s directors and executive officers should not enter into hedging transactions. For purposes of this policy, a hedging transaction is the entry into, or purchase or sale of, any financial instrument (including prepaid variable forward contracts, equity swaps and collars), or the entry into any other transaction, in each case for the express purpose of offsetting a potential decline in the market value of the Company’s Common Stock. For the avoidance of doubt, financial

CNA Financial Corporation	26	2026 Proxy Statement

instruments and transactions subject to this policy do not include transactions in securities (or derivative instruments relating thereto) of any open-end mutual fund, unit investment trust or exchange-traded fund, or of any company that is not affiliated with the Company. The Company’s policy does not apply to hedging transactions by non-executive officer employees.
In addition, it is the Company’s policy that the Company’s directors and executive officers should not pledge the Company’s Common Stock, options relating to the Company’s Common Stock or any other security linked to the Company’s Common Stock as collateral for a loan unless the director or executive officer has the ability to repay any obligations arising under the loan without liquidating the pledged Common Stock and the loan is full recourse to the director or executive officer.
Compensation Committee Report on Executive Compensation
The members of the Compensation Committee identified below have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based on such review and discussion, have approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement and in the Company’s Annual Report on Form 10-K.
COMPENSATION COMMITTEE
Michael A. Bless (Chairman)
Jose O. Montemayor
Don M. Randel
André Rice
Non-Binding Stockholder Vote on 2024 Executive Compensation
We provide our stockholders with the opportunity to cast an annual advisory (non-binding) vote on our executive compensation program for our NEOs (referred to as a “say-on-pay” proposal). At the 2025 Annual Meeting, stockholders of the Company approved (approximately 96% approval), in a non-binding vote, the 2024 executive compensation. Our Compensation Committee believes that this affirms our stockholders’ support for our compensation program for NEOs. In addition, the Compensation Committee and the Board of Directors have considered the guidance provided by this advisory (non-binding) vote.
Non-Binding Stockholder Vote on 2025 Executive Compensation
The Company is submitting the 2025 executive compensation, as disclosed in this proxy statement, to stockholders for approval, in an advisory (non-binding) vote, in Proposal No. 2.
We request that our stockholders approve the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosures include the compensation tables and the narrative discussion following the compensation tables, is hereby APPROVED.
As an advisory (non-binding) vote, adoption of the resolution is not binding upon our Board or the Company. However, we expect that our Compensation Committee, which is responsible for determining and implementing our executive compensation program, will consider the outcome of the vote when making future executive compensation determinations.

CNA Financial Corporation	27	2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
The following 2025 Summary Compensation Table summarizes compensation paid by the Company and its subsidiaries for services rendered in all capacities for our Chief Executive Officer, Chief Financial Officer and other NEOs for the year ended December 31, 2025. The Chief Executive Officer in 2025 served in the role of Executive Vice President, Global Head of Underwriting in 2023 and 2024 and the Executive Chairman in 2025 served as Chief Executive Officer in 2023 and 2024.
2025 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
Douglas M. Worman Chief Executive Officer CNA Financial Corporation	2025	$1,100,000	—	$4,999,970	$5,500,000	—	$1,019,179	$12,619,149
	2024	$976,250	—	$2,849,979	$4,000,000	—	$759,329	$8,585,558
	2023	$937,500	—	$2,474,985	$3,800,000	—	$731,614	$7,944,099
Scott R. Lindquist EVP & Chief Financial Officer CNA Financial Corporation	2025	$802,500	—	$1,754,985	$1,940,000	—	$554,302	$5,051,787
	2024	$772,500	—	$1,687,479	$1,870,000	—	$211,377	$4,541,356
	2023	$737,500	—	$1,399,994	$1,870,000	—	$189,070	$4,196,564
Dino E. Robusto Executive Chairman CNA Financial Corporation	2025	$6,000,000	$2,000,000	—	—	—	$2,111,945	$10,111,945
	2024	$1,250,000	—	$5,499,995	$7,500,000	—	$1,826,498	$16,076,493
	2023	$1,250,000	—	$5,499,991	$7,500,000	—	$1,834,221	$16,084,212
Daniel P. Franzetti EVP & Chief Administrative Officer CNA Financial Corporation	2025	$795,000	—	$1,559,960	$1,910,000	—	$439,027	$4,703,987
	2024	$772,500	—	$1,499,987	$1,810,000	—	$412,451	$4,494,938
	2023	$725,000	—	$1,349,965	$1,870,000	—	$356,775	$4,301,740
Jane E. Possell EVP & Chief Information, Analytics, and Operations Officer CNA Insurance Companies	2025	$662,500	—	$937,452	$1,300,000	—	$233,506	$3,133,458
Susan A. Stone EVP & General Counsel CNA Financial Corporation	2025	$408,333	—	$1,049,991	—	—	$2,968,269	$4,426,593
	2024	$700,000	—	$1,049,960	$1,100,000	—	$256,200	$3,106,160
	2023	$695,000	—	$1,019,989	$1,300,000	—	$191,273	$3,206,262

(a)
Base salary includes compensation deferred under the CNA 401k Plan and CNA Deferred Compensation and Savings Plan.

(b)
Mr. Robusto was not eligible to participate in the Company’s incentive compensation plan in 2025. He was eligible for a target and maximum 2025 bonus payment in the amount of $2,000,000 based upon his performance as Executive Chairman.

CNA Financial Corporation	28	2026 Proxy Statement

(c)
Represents the full grant date fair value of stock awards for fiscal years 2023, 2024 and 2025, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Please see Note K to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for additional information. For the performance share unit awards for Mr. Worman, Mr. Lindquist, Mr. Robusto, Mr. Franzetti, Ms. Stone and Ms. Possell, the amount reported assumes target level achievement. Please refer to the “2025 Grants of Plan-Based Awards Table” below and “Long-Term Incentive Award” section of the Compensation Discussion and Analysis for more details on these awards.

(d)
Amounts disclosed are annual incentive cash awards.

(e)
None of the NEOs receive benefits under the CNA Retirement Plan or the CNA Supplemental Employee Retirement Plan.

(f)
Please refer to the “All Other Compensation Table” below for additional information.

2025 ALL OTHER COMPENSATION TABLE
The following 2025 All Other Compensation Table describes each component of the All Other Compensation column in the Summary Compensation Table for the year ended December 31, 2025.
Name	Year	Company Aircraft (a)	Dividend Equivalent Payments (b)	401k Plan and Deferred Compensation Savings Plan Contributions	Other (c)	Total
Douglas M. Worman	2025	$33,760	$609,812	$321,000	$54,607	$1,019,179
Scott R. Lindquist	2025	—	$336,316	$181,775	$36,211	$554,302
Dino E. Robusto	2025	—	$1,355,140	$696,000	$60,805	$2,111,945
Daniel P. Franzetti	2025	—	$240,217	$177,950	$20,860	$439,027
Jane E. Possell	2025	—	$79,454	$131,375	$22,677	$233,506
Susan A. Stone	2025	—	$605,281	$98,797	$2,264,191	$2,968,269

(a)
Represents amounts for personal use of aircraft which represents the aggregate incremental cost to the Company. Aggregate incremental cost calculation includes variable costs associated with the personal use of aircraft and includes but is not limited to the following: fuel, general maintenance, engine repairs, landing/parking fees, crew expenses, catering, supplies, parts and labor.

(b)
Represents dividend equivalent payments made in connection with vesting of performance share units.

(c)
Represents amounts for parking benefit, financial planning benefit, physical examination, and club membership. In addition, represents an amount for a one-time installment of residential security enhancements for Mr. Worman of $34,710. For Ms. Stone, also includes payments in connection with, and pursuant to, her separation from the company.

CNA Financial Corporation	29	2026 Proxy Statement

2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following 2025 Grants of Plan-Based Awards Table provides additional information on awards and non-equity incentive plan awards granted to each of the NEOs during the year ended December 31, 2025.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($) (c)
			Threshold ($)	Target ($)	Maximum ($) (a)	Threshold (#)	Target (#)	Maximum (#) (b)
Douglas M. Worman	Performance Share Plan Award	3/15/2025	—	—	—	51,493	102,986	205,972	$4,499,970
	Annual Cash		—	$4,000,000	$6,000,000	—	—	—	—
Scott R. Lindquist	Performance Share Plan Award	3/15/2025	—	—	—	18,074	36,148	72,296	$1,754,985
	Annual Cash		—	$1,215,000	$2,430,000	—	—	—	—
Dino E. Robusto	Performance Share Plan Award	3/15/2025	—	—	—	—	—	—	—
	Annual Cash		—	—	—	—	—	—	—
Daniel P. Franzetti	Performance Share Plan Award	3/15/2025	—	—	—	16,065	32,131	64,262	$1,559,960
	Annual Cash		—	$1,200,000	$2,400,000	—	—	—	—
Jane E. Possell	Performance Share Plan Award	3/15/2025	—	—	—	9,654	19,309	38,618	$937,452
	Annual Cash		—	$843,750	$1,687,500	—	—	—	—
Susan A. Stone	Performance Share Plan Award	3/15/2025	—	—	—	10,813	21,627	43,254	$1,049,991
	Annual Cash		—	—	—	—	—	—	—

(a)
These amounts represent the annual incentive cash award opportunity under the Incentive Compensation Plan. The actual 2025 annual incentive cash award achievements were determined and approved by the Compensation Committee on February 3, 2026 and are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. Please refer to “Compensation Discussion and Analysis-Annual Incentive Cash Compensation Awards” for more information concerning these awards.

(b)
These amounts represent CI-based long-term incentive awards made under the Incentive Compensation Plan which is administered by the Compensation Committee. The award is 100% equity. The CI-based long-term incentive plan awards are granted annually and are earned based on CI for the performance year period and will become payable to the extent that specified targets are achieved and after a three-year cliff vesting cycle. Payouts, if any, may range from 0% to 200% of target, based on the attainment of the performance goals. Only awards related to the 2025 performance cycle are included in this table. Please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards” for more information concerning these awards.

(c)
Represents full grant date fair value of 2025 awards calculated in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Please see Note K to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for additional information. There can be no assurance that amounts shown under the Grant Date Fair Value of Stock Awards will ever be realized by the NEOs.

Narrative Supplement to the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table
The terms of employment of the NEOs, and the form of their written agreements, if any, are approved by the Compensation Committee. Mr. Worman and Mr. Robusto each had an employment agreement which governed the terms of their respective compensation during 2025. As noted at the beginning of the “Executive Compensation” section of this proxy, each of Mr. Worman and Mr. Robusto entered into an employment agreement in 2024, which provisions govern the terms of their respective employment and compensation beginning on January 1, 2025.

CNA Financial Corporation	30	2026 Proxy Statement

Pursuant to an employment agreement, effective January 1, 2025, Mr. Worman’s employment as President and Chief Executive Officer of CNA has a term beginning on January 1, 2025 and ending on December 31, 2028. Mr. Worman’s agreement provides for an annual base salary compensation of $1.1 million during the term of the agreement, subject to potential increases by our Board of Directors or Compensation Committee.
In addition, Mr. Worman is entitled to annual incentive cash awards under the Incentive Compensation Plan with an annual target bonus opportunity of $4 million and a maximum annual bonus opportunity of $6 million, as well as certain long-term incentive equity awards (with a target of $5 million) to be calculated pursuant to specific performance goals as outlined in the Compensation Discussion and Analysis above, and as determined by the Compensation Committee and subject to its approval and adjustment.
If Mr. Worman’s employment is terminated, he will receive unpaid base salary through the termination date, a pro-rated portion of the annual bonus determined according to performance goals described elsewhere herein and any unvested long-term incentive equity awards will continue to vest. If Mr. Worman’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive base salary at the rate in effect at the time of termination for the balance of term, the balance of any previous year unpaid annual incentive cash awards and long-term incentive cash bonus, prorated bonus for year of termination based on performance, target annual incentive bonus for the remainder of term and long-term incentive awards will continue to vest; unpaid expense reimbursements and Company subsidized participation in the medical, dental, vision, life and disability plans in which he was enrolled prior to termination for the remainder of the term, but not less than one year following the date of termination.
Further, under the foregoing termination circumstances, if Mr. Worman timely executes, delivers and does not revoke a release in the time, manner and form described in the agreement, he shall be entitled to receive severance payments and benefits as described in the employment agreement.
Pursuant to an employment agreement, effective January 1, 2025, Mr. Robusto’s employment as Executive Chairman of the Board of CNA had a term beginning on January 1, 2025 and ended on December 31, 2025. Mr. Robusto’s agreement provided for an annual base salary compensation of $6 million and an annual cash bonus award of up to $2 million. If Mr. Robusto’s employment was terminated, he would have received his full annual salary and a pro-rated portion of the maximum annual cash bonus amount.
Please refer to the “2025 Potential Payments Upon Termination Tables” for more information regarding termination provisions included in both employment agreements described above. The foregoing severance payments are subject to deferral pursuant to the provisions of Section 409A of the Internal Revenue Code.

CNA Financial Corporation	31	2026 Proxy Statement

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following 2025 Outstanding Equity Awards at Fiscal Year End Table summarizes equity awards made to the NEOs which were outstanding as of December 31, 2025.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option/SARs Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options/SARs (#)	Number of Securities Underlying Unexercised Options/SARs (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Douglas M. Worman	3/15/2023	—	—	—	—	—	74,572	$3,560,067	(a)	—	—
	3/15/2024	—	—	—	—	—	66,383	$3,169,124	(b)	—	—
	3/15/2025	—	—	—	—	—	106,075	$5,064,021	(c)	—	—
Scott R. Lindquist	3/15/2023	—	—	—	—	—	42,182	$2,013,769	(a)	—	—
	3/15/2024	—	—	—	—	—	39,305	$1,876,421	(b)	—	—
	3/15/2025	—	—	—	—	—	37,232	$1,777,456	(c)	—	—
Dino E. Robusto	3/15/2023	—	—	—	—	—	165,716	$7,911,282	(a)	—	—
	3/15/2024	—	—	—	—	—	128,109	$6,115,924	(b)	—	—
	3/15/2025	—	—	—	—	—	—	—	(c)	—	—
Daniel P. Franzetti	3/15/2023	—	—	—	—	—	40,674	$1,941,777	(a)	—	—
	3/15/2024	—	—	—	—	—	34,938	$1,667,940	(b)	—	—
	3/15/2025	—	—	—	—	—	33,094	$1,579,908	(c)	—	—
Jane E. Possell	3/15/2023	—	—	—	—	—	15,817	$755,104	(a)	—	—
	3/15/2024	—	—	—	—	—	18,342	$875,647	(b)	—	—
	3/15/2025	—	—	—	—	—	19,888	$949,453	(c)	—	—
Susan A. Stone	3/15/2023	—	—	—	—	—	—	—	(a)	—	—
	3/15/2024	—	—	—	—	—	—	—	(b)	—	—
	3/15/2025	—	—	—	—	—	12,937	$617,612	(c)	—	—

(a)
Represents outstanding performance share unit awards for the PSP 2023 performance cycle at actual achievement. At the January 30, 2024 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 111%. Such performance share unit awards will vest no later than March 2026. For information regarding the performance shares, please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards”. The actual value of awards at the end of the vesting period may vary from the valuations indicated above

(b)
Represents outstanding performance share unit awards for the PSP 2024 performance cycle at actual achievement. At the February 4, 2025 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 103%. Such performance share unit awards will vest no later than March 2027. For information regarding the performance shares, please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards”. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

(c)
Represents outstanding performance share unit awards for the PSP 2025 performance cycle at actual achievement. At the February 3, 2026 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 103%. Such performance share unit awards will vest no later than March 2028. For information regarding the performance shares, please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards”. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

2025 OPTION EXERCISES AND STOCK VESTED Table
The following 2025 Option Exercises and Stock Vested Table summarizes the value realized by the NEOs on stock option/SARs exercises and stock award vesting during the year ended December 31, 2025.

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OPTION/SARs EXERCISES AND STOCK VESTED Table
	Option/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas M. Worman	—	—	59,205	$2,874,403
Scott R. Lindquist	—	—	32,652	$1,585,255
Dino E. Robusto	—	—	131,567	$6,387,578
Daniel P. Franzetti	—	—	23,322	$1,132,283
Jane E. Possell	—	—	7,714	$374,515
Susan A. Stone	—	—	79,587	$3,627,192
2025 NON-QUALIFIED DEFERRED COMPENSATION TABLE
The following 2025 Non-Qualified Deferred Compensation Table provides information on executive contributions, earnings and account balances for the NEOs in the CNA Deferred Compensation and Savings Plan, a non-qualified, unfunded and unsecured deferred compensation plan.
Name	Executive Contributions in Last Fiscal Year (a)	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
Douglas M. Worman	$66,000	$282,500	$52,269	—	$1,903,725
Scott R. Lindquist	$1,336,250	$144,113	$708,965	—	$5,794,366
Dino E. Robusto	$—	$657,500	$116,602	—	$4,185,725
Daniel P. Franzetti	$319,200	$140,052	$189,775	—	$1,826,191
Jane E. Possell	$39,750	$98,718	$86,381	—	$660,125
Susan A. Stone	$12,250	$60,297	$55,510	—	$488,990

(a)
Reflects amounts that have been reported as Salary and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Narrative Supplement to the 2025 Non-Qualified Deferred Compensation Table
Our defined contribution plans consist of the CNA 401k Plan, which is a tax-qualified 401k plan, and the CNA Deferred Compensation and Savings Plan (previously named the CNA Non-Qualified Savings Plan), which is a non-qualified deferred compensation plan. Each full-time employee is eligible to participate in the CNA 401k Plan immediately upon hire, and generally may elect to contribute a portion of their eligible compensation to the CNA 401k Plan as before-tax, after-tax or Roth 401(k) contributions up to the Internal Revenue Code Section 401(a)(17) or the 402(g) limit. Effective January 1, 2021, the Company adopted amendments to the CNA Deferred Compensation and Savings Plan (including the name change) that impacted the Employee contribution design. An employee whose job level is Vice President or above, may make an annual election of up to 50% of their base salary and up to 85% of their Annual Incentive Bonus to be deferred into the CNA Deferred Compensation and Savings Plan. In addition, if the employee’s total contributions to the CNA 401k Plan for a year would otherwise exceed the maximum amount that may be contributed for the year pursuant to Section 415 of the Internal Revenue Code, the excess may be credited to the CNA Deferred Compensation and Savings Plan.
Employer contributions to the CNA Deferred Compensation and Savings Plan are calculated on the same basis as contributions to the CNA 401k Plan as described below, but only to the extent that employer contributions to

CNA Financial Corporation	33	2026 Proxy Statement

the CNA 401k Plan are limited by the Internal Revenue Code. Participants in the CNA Deferred Compensation and Savings Plan are permitted to select among different investment funds and all accounts in the CNA Deferred Compensation and Savings Plan are credited with earnings at the rate earned for the funds elected. Under the currently effective plan rules, the Company contributes a matching contribution of 100% of the first 6% of eligible compensation contributed by the employee to the CNA 401k Plan. The Company will contribute a matching contribution of 100% of the first 6% of the employee’s election to the CNA Deferred Compensation and Savings Plan, once an IRS limit is met and no additional Company matching contributions can be made to the CNA 401k Plan. In addition, all eligible employees are entitled to receive an Employer basic contribution of 5% of their eligible compensation to their CNA 401k Plan and CNA Deferred Compensation and Savings Plan, as applicable.
Employer contributions to both the CNA 401k Plan and CNA Deferred Compensation and Savings Plan, vest at the rate of 20% per year commencing with the first year of service. After five years of service, all accounts are fully vested. Mr. Worman, Mr. Robusto, Mr. Franzetti, and Ms. Possell are fully vested in their CNA 401k Plan and CNA Deferred Compensation and Savings Plan account balances as of December 31, 2025. All salary amounts and annual incentive cash compensation amounts are considered eligible compensation for purposes of the basic contributions to the CNA 401k Plan and CNA Deferred Compensation and Savings Plan. Only base salary is considered eligible compensation for purposes of employer matching contributions to the CNA 401k Plan and CNA Deferred Compensation and Savings Plan.
2025 POTENTIAL PAYMENTS UPON TERMINATION TABLE
The following 2025 Potential Payments upon Termination Table provides the present value of the potential payments upon termination. Annual Incentive Cash Payments and Equity Awards are assumed at actual performance level achievements approved by the Compensation Committee for purposes of these tables. Please refer to the “Narrative Supplement to the 2025 Summary Compensation Table, and the 2025 Grants of Plan-Based Awards Table” section for more information.
Douglas M. Worman
Benefit	Termination w/o Cause or for Good Reason	Retirement	Voluntary Termination	For Cause Termination	Death/Disability	Change in Control
Annual Incentive Cash Payment	$5,500,000	—	—	—	—	—
Equity Awards(a)	$11,793,212	—	—	—	$11,793,212	—
Severance Related Payments(b)	$15,300,000	—	—	—	—	—
Benefits and Perquisites(c)	$22,793	—	—	—	$22,793	—
Excise Tax and Gross-Up	—	—	—	—	—	—
Total Potential Payments	$32,616,006	—	—	—	$11,816,006	—

(a)
The amounts reported in this row represent the aggregate value of equity awards that would vest in connection with a termination of employment based on the closing price per share of our common stock on December 31, 2025.

(b)
Severance Related payments includes severance payments due to the executive in connection with his termination (as described in “Narrative Supplement to the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table” above) that may become payable as a result of such termination.

(c)
The amount reported in this row represents the present value of continuing Mr. Worman’s life insurance benefit at the same level and cost to him as immediately preceding the date of termination for 12 months in the event of termination without cause or for good reason, and 12 months in the event of death or disability.

As of December 31, 2025, only Mr. Worman has a severance arrangement with the Company. The following would have become payable under existing equity-based plans if the subject NEO’s employment had terminated on December 31, 2025 in the case of retirement:
Mr. Robusto — $14,027,206; Mr. Lindquist — $5,667,646; Ms. Stone $617,612

CNA Financial Corporation	34	2026 Proxy Statement

The following would have become payable under existing equity-based plans if the subject NEO’s employment had terminated on December 31, 2025 in the case of death or disability:
Mr. Franzetti — $5,189,624; Mr. Linquist — $5,667,646; Ms. Possell — $2,580,204
2025 PAY RATIO DISCLOSURE
We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity. The program also promotes fiscally responsible pay decisions, encourages efficient use of our resources and ensures compliance with applicable legal and contractual requirements.
In 2025, the annual total compensation of our Chief Executive Officer, Douglas Worman, was $12,619,149.
The annual total compensation of our median employee was $138,144.
As a result, the ratio of the annual total compensation of our CEO to our median employee was 91:1.
In order to estimate our CEO pay ratio, we first determined our employee population using a determination date of December 31, 2025. We identified the median employee using a compensation measure that incorporates base salary, overtime and annual bonus. For employees hired during the year, their compensation was annualized to reflect a full year of wages. We do not include independent contractors in our determination.
Once the median employee is identified, the annual total compensation for the median employee other than the CEO is calculated using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the “2025 Summary Compensation Table”.
The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy means fair pay based on a person’s role in the Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not a good indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.
PAY VERSUS PERFORMANCE
As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid (as computed in accordance with SEC rules) and certain financial performance of the Company. For further information concerning the Company’s executive compensation philosophy and how

CNA Financial Corporation	35	2026 Proxy Statement

the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” in this proxy statement.
Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)	CI (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)
2025	$12,619,149	$12,605,081	$5,485,554	$5,311,408	$175	$239	$1,278,000,000	$1,303,000,000
2024	$16,076,493	$18,814,571	$5,182,003	$5,940,707	$164	$215	$959,000,000	$1,324,000,000
2023	$16,084,212	$17,516,540	$4,912,166	$5,374,060	$132	$156	$1,205,000,000	$1,312,000,000
2022	$15,068,389	$14,945,719	$4,081,690	$3,537,640	$124	$146	$682,000,000	$1,201,000,000
2021	$14,246,207	$16,180,923	$3,571,966	$3,965,857	$119	$123	$1,184,000,000	$1,083,000,000

(a)
The Pay Versus Performance table includes five years of information.

(b)
Our Principal Executive Officer (PEO) for 2025 is Mr. Douglas M. Worman. For years reported 2021 — 2024 the PEO was Mr. Dino E. Robusto. The amounts reported are the amounts of total compensation reported in our Summary Compensation Table for PEO Mr. Douglas M. Worman.

(c)
The amounts reported are the amount of “compensation actually paid”, as computed in accordance with SEC rules. The amounts do not reflect the actual amount of compensation earned or realized by or paid to our PEO or non-PEO NEOs during the applicable year. In accordance with SEC rules, adjustments were made to Total Compensation reported in our Summary Compensation Table to determine the compensation actually paid. Adjustments made are included in the table below footnotes.

(d)(e)
Included in the average Summary Compensation Table total and average compensation actually paid to non-PEO NEOs for 2025 are Mr. Dino. E. Robusto, Mr. Scott R. Lindquist, Mr. Daniel P. Franzetti, Ms. Jane E. Possell and Ms. Susan A. Stone. For 2024 are Mr. Scott R. Lindquist, Mr. Douglas M. Worman, Mr. Daniel P. Franzetti, and Ms. Susan A. Stone. For 2023 are Mr. Scott R. Lindquist, Mr. Douglas M. Worman, Mr. Daniel P. Franzetti, and Ms. Susan A. Stone. For 2022 the non-PEO NEOs included are Mr. Larry A. Haefner, Mr. Scott R. Lindquist, Mr. Douglas M. Worman, Mr. Gerald S. Haase, Mr. Daniel P. Franzetti, and Mr. Kevin G. Smith. For 2021 the non-PEO NEOs included are Mr. Larry A. Haefner, Mr. Albert J. Miralles, Mr. Douglas M. Worman, Mr. Kevin J. Leidwinger, and Mr. Kevin G. Smith.

(f)
Cumulative Total Shareholder Return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each applicable fiscal year and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period (December 31, 2020). TSR for the Company is presented using the value of an initial $100 investment at beginning of December 31, 2020.

(g)
The peer group companies for TSR in the table above are the nine companies listed on page 25 of this proxy statement. The same peer group has been used for all years disclosed. Peer group TSR disclosure in the table is required to be market capitalization weighted.

(h)
As of January 1, 2023, the Company adopted Accounting Standards Update (ASU) 2018-12, Financial Services-Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts which uses the modified retrospective method applied as of the transition date of January 1, 2021. Accordingly, Net Income for years 2022 and 2021 reflect the application of the new retrospective guidance. Prior to such application, Net Income for years 2022 and 2021 was $894,000,000 and $1,202,000,000, respectively.

(i)
CI as defined under “Performance Measures” in this proxy statement (page 21).

Year	Reported Summary Compensation Table Total for PEO (a)	Equity Award Adjustments (b)	Dividends not included in SCT	Change in PV of Defined Benefit or Pension Plan	Aggregate service costs for Defined Benefit or Pension Plan	“Compensation Actually Paid” to PEO
2025	$12,619,149	$(14,068)	—	—	—	$12,605,081
2024	$16,076,493	$2,738,078	—	—	—	$18,814,571
2023	$16,084,212	$1,432,328	—	—	—	$17,516,540
2022	$15,068,389	$(122,670)	—	—	—	$14,945,719
2021	$14,246,207	$1,934,716	—	—	—	$16,180,923

CNA Financial Corporation	36	2026 Proxy Statement

Year	Reported Average Summary Compensation Table Total for Non-PEO NEOs (a)	Equity Award Adjustments (b)	Dividends not included in SCT	Change in PV of Defined Benefit or Pension Plan	Aggregate service costs for Defined Benefit or Pension Plan	“Compensation Actually Paid” to Non-PEO NEOs
2025	$5,485,554	$(174,146)	—	—	—	$5,311,408
2024	$5,182,003	$758,705	—	—	—	$5,940,707
2023	$4,912,166	$461,893	—	—	—	$5,374,060
2022	$4,081,690	$(544,050)	—	—	—	$3,537,640
2021	$3,571,966	$393,891	—	—	—	$3,965,857

(a)
The Reported Summary Compensation Total for PEO and Non-PEO NEOs includes the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
In accordance with SEC rules for CAP calculations, instead of grant date fair value, CAP tracks the value of the equity at the start of the year to the value at the end of the year or at vesting during the year, if earlier. Equity Award Adjustments reported represent the Change in Fair Value of equity awards granted during the fiscal year and equity awards granted in prior fiscal years, which are outstanding and unvested at year end, vested during the year, or forfeited.

Financial Performance Measures
The most important financial performance measures used by the Company to link executive “compensation actually paid” to the Company’s NEOs in 2025 to the Company’s performance are listed below.
CI
Underlying Property & Casualty Combined Ratio
Property & Casualty Underwriting Premium
As described under “Performance Measures” in this proxy statement (pages 21-23), CI is the Company performance measure which is the primary basis for determination of incentive compensation to executives. Further, as the determined formula for CI, as described on page 21, adjusts for certain non-core operational impact (eg, long-term care reserve changes, catastrophes under or over plan assumptions, limited partnership, common equity investment income under or over plan assumptions, federal income tax policy changes, and foreign currency rate fluctuations), the primary drivers of increased CI (and thus, increased Company performance) are underlying P&C combined ratio and P&C underwriting premium.
Description of Certain Relationships of Information Presented in the Pay Versus Performance Table
As discussed, the Company uses CI to align executive compensation with Company performance, as described under “Performance Measures” in this proxy statement (pages 21-23). While the Company generally seeks to incentivize performance by executives by measuring against a key performance indicator of the Company’s performance in CI calculation and application, it does not specifically align this performance measure with “compensation actually paid” or “CAP” (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Total Shareholder Return: (1) “Compensation Actually Paid” versus Company Total Shareholder Return (“TSR”); and (2) Company TSR versus Peer Group TSR (Peer Group companies are identified on page 25 of this proxy statement).
Our PEO and other NEOs’ “compensation actually paid” amounts are generally aligned with the trend in Company TSR performance, as shown in the chart below. This is primarily because “compensation actually paid” is substantively influenced by year-over-year changes in stock prices due to the fact that a significant portion of the PEO’s and each NEO’s compensation is equity-based.

CNA Financial Corporation	37	2026 Proxy Statement

CAP vs Company TSR
Company TSR
$200
$175
$150
$125
$100
$75
$50
$25
$-
$35
$30
$25
$20
$15
$10
$5
$-
Compensation Actually Paid
in millions
$119
$124
$132
$164
$175
$16.18
$14.95
$17.52
$18.81
$12.61
$3.97
$3.54
$5.37
$5.94
$5.31
2021
2022
2023
2024
2025
CAP PEO
CAP Avg NEO
Co. TSR

As reflected in the Pay Versus Performance table on page 36, the Company’s five-year cumulative TSR is generally lower than that of the companies included in our peer group. We believe such gap may be reflective of the Company’s long-term care portfolio of run-off business which is non-core and long tail and distinguishes the Company from identified peers, which do not have such business. The Peer Group TSR disclosure in the Pay Versus Performance table is also required to be market capitalization weighted. The larger market cap companies, compared to the rest of the peer group, have a substantial impact on the market cap-adjusted Peer Group TSR results shown in the table.
“Compensation Actually Paid” versus Net Income and CI
In 2021, our net income was positively impacted by strong investment gains across our investment portfolio, as well as increased rate growth, which drove increased underwriting gains. In 2022, strong performance in both P&C combined ratio and P&C underwriting premium offset decreased investment performance. In 2023, the Company had record Net Income, which included record high underwriting income and higher investment income. In 2024, Net Income for the Company was negatively impacted by the after-tax settlement charge for the annuity purchase in our legacy pension plan. In 2025, the Company reported a new record Net Income, which included record high underwriting income. In each year, the CI, calculated as described herein, provided for a performance measure focused on core P&C operating results by the Company, with “compensation actually paid” generally aligning to the trend in CI in each such year, as reflected in the chart below.

CNA Financial Corporation	38	2026 Proxy Statement

CAP vs CSM (CI)
CI
in millions
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Compensation Actually Paid
in millions
$35
$30
$25
$20
$15
$10
$5
$-
$1,083
$1,201
$1,312
$1,324
$1,303
$16.18
$14.95
$17.52
$18.81
$12.61
$3.97
$3.54
$5.37
$5.94
$5.31
2021
2022
2023
2024
2025
CAP PEO
CAP Avg NEO
Actual

Proposal 3. Approval of an amendment to the Amended and Restated CNA Financial Corporation Compensation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan
To ensure that we have the continued ability to grant equity awards, which are an integral part of our compensation programs, the Board, upon recommendation by the Compensation Committee, adopted, subject to stockholder approval, an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of Common Stock that may be issued with respect to awards under the Incentive Compensation Plan.
As of March 6, 2026, there were 2,057,432 shares available for future grant under the Incentive Compensation Plan. You are being asked to approve the Amendment to increase the number of shares of common stock that can be issued under the Amended and Restated Incentive Compensation Plan by 5,000,000 (representing less than 2% of our issued and outstanding shares) bringing the total number of shares available for future grants under the Incentive Compensation Plan to 7,057,432. The last increase in the number of shares available for issuance under the Incentive Compensation Plan was in 2020.
Assuming a quorum is present, the affirmative vote of a majority of the Common Stock present at the meeting in person or by proxy and entitled to vote will be required to approve the Amendment. Shares which are voted to abstain and broker non-votes will be considered present at the meeting, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter.
Long-term equity awards are a key element of our compensation programs and accomplish the following objectives:
•
Align key employees’ interests with the interests of stockholders.

•
Attract, motivate and retain key employees who will contribute to our long-term financial success.

CNA Financial Corporation	39	2026 Proxy Statement

•
Provide incentive compensation opportunities in a highly competitive industry to encourage top talent to remain dedicated to our long-term objectives.

If stockholders do not approve the Amendment, the Compensation Committee and the Board will reconsider the options available to it in determining how to compensate the Company’s employees.
Summary of the Plan
Ten Year Term Limit.   Pursuant to the requirements of Section 303A.08 of the NYSE listing rules, the Incentive Compensation Plan will expire on December 31, 2029. At the end of the term, the Company would need stockholder approval of the Incentive Compensation Plan to continue its terms and conditions. The Board of Directors may amend, suspend or terminate the Incentive Compensation Plan at any time. No amendment, suspension or termination of the Incentive Compensation Plan, however, may, without the consent of the particular participant, adversely affect the right of any participant or beneficiary under any award granted under the Incentive Compensation Plan prior to the date such amendment is adopted by the Board of Directors. In the event of termination, the Incentive Compensation Plan shall remain in effect as long as any awards under it are outstanding. The Incentive Compensation Plan may not be amended, however, without stockholder approval to the extent such approval is required by law or the rules of any exchange on which the common stock is traded.
Shares Available for Issuance Under the Incentive Compensation Plan.   The Incentive Compensation Plan currently provides for the issuance of up to 16,000,000 shares of common stock, 21,000,000 shares if the Amendment is approved, pursuant to awards made thereunder.
Through December 31, 2025, 20,924,274 options/awards of shares of common stock have been granted under the Incentive Compensation Plan. 10,264,750 shares of common stock have been issued upon the exercise of options or upon the vesting of restricted stock. Grants covering 6,960,120 shares of common stock have been forfeited, and forfeited awards are available for future grants. Awards/shares that were withheld to satisfy participant tax withholding obligations are not recycled back into the Plan’s available shares for future issuance. 2,035,846 shares were available for future grants as of December 31, 2025.
The fair market value, calculated as the average of its high and low stock price on the NYSE, of a share of common stock on March 6, 2026 was $47.54.
The shares of common stock granted under the Incentive Compensation Plan may consist either in whole or in part of authorized but unissued shares of common stock or shares of common stock held in the treasury of the Company. Shares of common stock subject to awards which are forfeited due to expirations or terminations will become available for future equity grants under the Plan.
Registration of common stock issued under the Incentive Compensation Plan.   16,000,000 shares of common stock covered by the Incentive Compensation Plan have been registered under the Securities Act of 1933. We intend to file with the SEC a registration statement on Form S-8 covering the additional 5,000,000 shares of common stock reserved for issuance under the Incentive Compensation Plan if the Amendment is approved by shareholders. Such registration will, in most cases, permit the unrestricted resale in the public market of shares issued pursuant to the Incentive Compensation Plan.
Award Limits.   The amount of performance units and performance bonuses in any one calendar year for a single Incentive Compensation Plan participant shall not exceed $9,000,000 in the case of an annual award and $18,000,000 in the case of other awards.
No participant shall be awarded awards with respect to more than 600,000 shares of Common Stock in any one calendar year. As described above, to the extent that shares of Common Stock are not delivered to a Plan participant as a result of forfeiture, the shares of Common Stock shall not be considered as delivered in calculating the maximum number of shares of Common Stock available for delivery under the Incentive Compensation Plan.

CNA Financial Corporation	40	2026 Proxy Statement

Type of Awards.   The Committee may grant performance bonuses, options (including incentive stock options and non-qualified stock options), SARs (including tandem SARs), restricted shares, performance shares, performance units, bonus shares and deferred shares (including restricted share units and performance share units) under the Incentive Compensation Plan (each as defined in the Incentive Compensation Plan). Performance bonuses are cash awards based on attaining certain performance goals established by the Committee during a performance period. Options permit a plan participant to purchase shares of common stock at an exercise price established by the Committee, which shall not be less than fair market value on the date of the grant. SARs are rights to receive a payment in the future equal to the increase in the price of shares of Common Stock of the Company from a specified date. Restricted shares are shares of the Common Stock which are subject to transfer restrictions and are subject to forfeiture if certain conditions specified in the award are not satisfied. Performance shares are rights to receive shares of the Common Stock dependent on the fulfillment of certain performance conditions specified in the award. Performance units are the right to receive a payment based on the fulfillment of certain performance conditions specified in the award. Bonus shares are shares of the Common Stock that are awarded without cost and without restrictions in recognition of past performance or as an incentive to become an employee or consultant of the Company or a subsidiary. Deferred shares are shares of the Common Stock which are awarded on a deferred basis on the terms specified in the award. Restricted share units are the right to receive a specified number of deferred shares of the Common Stock upon the completion of a specified period of continuous employment as specified in the award. Performance share units are the right to receive a specified number of deferred shares of the Common Stock subject to the fulfillment of certain performance conditions specified in the award.
Dividends and Dividend Equivalents.   An award (other than an Option or a SAR award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the award (both before and after the shares of Common Stock subject to the award are earned, vested, or acquired). In no event, however, will dividends or dividend equivalent rights be paid or settled on awards that have not been earned or vested.
Minimum Vesting Provisions.   Except for awards granted under the Incentive Compensation Plan with respect to shares of Common Stock which do not exceed, in the aggregate, five percent of the total number of shares of Common Stock reserved for issuance, if a Participant’s right to become vested in an award is conditioned on the completion of a specified period of service with the Company or any subsidiaries being required, then the required period of service shall be at least one year, except if accelerated in the event of the participant’s death, Disability or Retirement.
No Repricing.   The exercise price or strike price, as applicable for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Incentive Compensation Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or another award (except for either adjustments related to the adjustment of shares or reductions in exercise price approved by stockholders). Unless approved by stockholders, no Option or SAR granted under the Incentive Compensation Plan may be surrendered to the Company in consideration for a cash payment if, at the time of surrender, the exercise price or strike price, as applicable, of the Option or SAR is greater than the then current fair market value of a Share.
Deferrals.   In its sole discretion and in accordance with the terms of the Incentive Compensation Plan, the Committee may permit or require any participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due by virtue of the exercise of an option or SAR, the satisfaction of any requirements or goal with respect to performance units, performance shares of performances, bonuses, the grant of bonus shares or the expiration of the deferral period of deferred shares.
Adjustment Upon Change in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.   In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination

CNA Financial Corporation	41	2026 Proxy Statement

or exchange of shares), the Committee will, in such manner as it may deem equitable, adjust awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include: (i) adjustment of the number and type of shares which may be delivered under the Incentive Compensation Plan; (ii) adjustment of the number and type of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options or other awards based on the Common Stock; and (iv) any other adjustments that the Committee determines to be equitable.
Change in Control.   In the event of a Reorganization Transaction (as defined in the Incentive Compensation Plan) as a result of which (i) the Company is not the surviving corporation or the stock of the surviving corporation will not be publicly traded, or (ii) in the determination of the Committee, the attainment of relevant performance measures established as performance goals in connection with restrictions on any outstanding restricted shares, or any outstanding performance awards or any of them, will not reasonably be ascertainable, the Committee may in its discretion cancel any or all awards or class of awards in exchange for a cash payment from the Company (a) with respect to any restricted share or restricted share unit as to which the restrictions have not lapsed in connection with such event, the fair market value of a share of Common Stock (determined as nearly as practicable to the time of such transaction), (b) with respect to any Option or SAR, the positive difference (if any) between the fair market value of the shares of Common Stock subject to the Option or SAR (determined as nearly as practicable to the time of such transaction) and the Option Price or Strike Price of the Option or SAR, (c) with respect to any performance-based awards, the amount that would be payable to the Participant under the award has the Participant’s termination date occurred on the date of the transaction.
Non-Transferability of Awards.   Awards are unassignable and nontransferable in whole or in part except as designated by the Participant’s will or by the laws relating to descent and distribution; to immediate family members; to certain trusts used for estate planning and to corporations controlled by the Participant or his or her immediate family members.
Effect of Plan Awards on the Company’s Other Plans.   Amounts payable under the Incentive Compensation Plan are not be taken into account as compensation for purposes of the Company’s retirement or savings plans, except to the extent otherwise provided by those plans, or by an agreement between the affected Participant and the Company.
Deduction Limits for Compensation.   Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the principal executive officer, the principal financial officer and the Company’s other three most highly compensated executives.
Federal Income Tax Consequences.   The following is a brief summary of the principal U.S. federal income tax consequences of options under the Incentive Compensation Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.
Non-Qualified Stock Option (“NQO”).   In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon disposition of the common stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient’s ordinary income in the Company’s taxable year in which the optionee includes such amount in income. The exercise of an NQO is subject to withholding of all applicable taxes.
Incentive Stock Option (“ISO”).   No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Incentive Compensation Plan and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the receipt of such shares by such optionee, then (i) upon a

CNA Financial Corporation	42	2026 Proxy Statement

sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Internal Revenue Code, it will be treated as a NQO.
Stock Appreciation Right (“SAR”).   Upon exercise of a SAR, the holder will recognize ordinary income equal to the value of the shares of common stock or cash received as a result of the exercise, and the Company will receive a deduction in the same amount. The exercise of a SAR is subject to withholding of all applicable taxes.
Section 409A of the Internal Revenue Code.   Certain awards under the Incentive Compensation Plan may be considered a deferral of compensation for purposes of Section 409A of the Internal Revenue Code, which imposes additional requirements on a nonqualified deferred compensation plan. Generally, if a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Internal Revenue Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the Participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred compensation amount is required to be included in income under Section 409A of the Internal Revenue Code, the amount may be subject to imputed interest and is subject to an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.
Awards under the Incentive Compensation Plan that are subject to Section 409A of the Internal Revenue Code are intended to comply with the requirements of Section 409A of the Internal Revenue Code. The Company intends to grant awards that are either exempt from or in compliance with Section 409A of the Internal Revenue Code. However, the Company does not provide any assurance that such an award will be exempt or comply with Section 409A of the Internal Revenue Code or that the tax consequences described above will not apply.
The Board of Directors recommends a vote FOR Proposal No. 3.

CNA Financial Corporation	43	2026 Proxy Statement

Proposal 4. Ratification of Deloitte & Touche LLP as Independent Registered Public Accountants for CNA for 2026.
For the years ended December 31, 2025 and 2024, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), which includes Deloitte Consulting.
	2025	2024
Audit Fees — The aggregate fees billed for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, for consents and comfort letters, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q
	$11.5 million	$11.9 million
Audit-Related Fees — The aggregate fees billed for audit-related services which generally include fees for audits of the Company’s employee benefit plans, accounting consultations, SEC-related matters and an examination conducted in accordance with the Statement on Standards for Attestation Engagements No. 18 (SSAE 18)
	$0.3 million	$0.3 million
Tax Fees	$0	$0
All Other Fees	$13.1 thousand	$13.1 thousand
Total of Audit and Audit-Related Fees (as described above)	$11.9 million	$12.2 million
Our Audit Committee has established a pre-approval policy with regard to audit, audit-related and certain non-audit engagements by the Company of its independent registered public accountants. Under this policy, our Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte must be separately pre-approved by the Audit Committee. The Audit Committee has also designated the Chairman of the Audit Committee as having authority to pre-approve such engagements as allowed by the policy, subject to reporting on such pre-approvals to the Audit Committee at its next scheduled meeting. All of the fees set forth above have been approved by the Audit Committee in accordance with its approval procedures. Our Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting.
The Board of Directors recommends a vote FOR Proposal No. 4.
Other Matters
The Company is not aware of any other business to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, the persons named in the proxies will act in their best judgment on behalf of the stockholders they represent.
The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mail, but regular employees of the Company or its subsidiaries may solicit proxies personally, by telephone, by electronic transmission, or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of Common Stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.
Stockholder and Other Interested Party Communications to the Board of Directors or the Independent Directors
The Company has a process by which stockholders or other interested parties may communicate with our Board of Directors. Stockholders and other interested parties wishing to communicate directly to our Board of Directors

CNA Financial Corporation	44	2026 Proxy Statement

may submit written communications addressed to the Board of Directors, c/o Secretary, CNA Financial Corporation, 151 N. Franklin Street, Chicago, Illinois 60606. All such communications from stockholders will be forwarded to the members of the Board.
Any stockholder of the Company wishing to communicate with our Independent Directors may do so in the following ways:
•
By submitting the communication in writing addressed to:
Presiding Director, Non-Management Directors of CNA Financial Corporation
c/o Secretary
CNA Financial Corporation
151 N. Franklin Street
Chicago, Illinois 60606

•
By leaving a recorded message addressed to Presiding Director, Non-Management Directors of CNA Financial Corporation at the following telephone number: 1-888-679-9252; or

•
By sending an email to the attention of the Presiding Director, Non-Management Directors of CNA Financial Corporation at: corporateinvestigations@cna.com.

Stockholder Proposals for the 2027 Annual Meeting
Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules
Stockholders interested in presenting a proposal for inclusion in proxy materials for the 2027 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in next year’s proxy statement, stockholder proposals must be addressed to the Company’s Senior Vice President, Deputy General Counsel and Secretary, 151 N. Franklin Street, Chicago, Illinois 60606, and received by November 19, 2026 in order to be included in the Company’s proxy materials.
Advance Notice Requirements for Stockholder Submission of Nominations and Proposals
A stockholder recommendation for nomination of a person for election to the Board of Directors or a proposal for consideration at the 2027 Annual Meeting must be submitted in accordance with the advance notice procedures and other requirements in the Company’s bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the Company’s proxy statement and form of proxy/voting instruction card pursuant to SEC rules.
The Company’s bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal be a stockholder of record at the time of giving the notice and the time of the meeting, be entitled to vote at the meeting and comply with the advance notice provisions in the bylaws. Such provisions require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and disclosure of any material relationship between the stockholder or the beneficial owner and the proposed nominee or nominees, including any material interest in such business of the stockholder or beneficial owner. The bylaws require that stockholder proposals include a brief description of the business to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest of such stockholder or the beneficial owner, if any, on whose behalf the proposal is made in such business. In order to nominate a director or submit a stockholder proposal to be considered at 2027 Annual Meeting but not included in the proxy materials, the proposal or recommendation for nomination must be received by the Company’s Senior Vice President, Deputy General Counsel and Secretary (at the address above) at least 90 days but no more than 120 days prior to the first anniversary of the previous year’s meeting. For the 2027 Annual Meeting, a proposal or recommendation for nomination must be received no earlier than December 30, 2026 and not later than

CNA Financial Corporation	45	2026 Proxy Statement

January 29, 2027. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of nominations of persons for election as directors at a special meeting called for such a purpose, notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the advance notice provisions of the Company’s bylaws shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting.
In addition, the bylaws require that a stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, must also include (1) the name and address of the stockholder, (2) the class and number of shares beneficially owned and held of record by the stockholder and the beneficial owner, (3) any derivative, swap or any other transaction or series of transactions engaged in, directly or indirectly, by the stockholder or the beneficial owner the purpose or effect of which is to give the stockholder or beneficial owner economic risk similar to ownership in the Company, (4) a representation that the stockholder is the holder of record of the shares and entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal or nomination, and (5) a representation that the stockholder or the beneficial owner intends to be or is part of a group which intends to deliver a proxy statement or form of proxy to the holders of at least the percentage of the Company’s outstanding shares required to approve or adopt the proposal or elect the nominee, or otherwise plans to solicit proxies from the stockholders in support of the nomination or proposal.
By order of the Board of Directors,
STATHY DARCY
Senior Vice President,
Deputy General Counsel and Secretary
Chicago, Illinois
March 20, 2026

CNA Financial Corporation	46	2026 Proxy Statement

Smartphone usersPoint your camera here and vote without entering a control numberYour Vote Counts!For complete information and to vote, visit www.ProxyVote.com Control #V87054-P41140You invested in CNA FINANCIAL CORPORATION and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 29, 2026.CNA FINANCIAL CORPORATION2026 Annual MeetingVote by April 28, 202611:59 PM ETGet informed before you voteView the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 15, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.151 N. Franklin Street7th Floor Navy Pier 3 RoomChicago, Illinois*If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request apaper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com V87055-P41140 Voting Items Board Recommends CNA FINANCIAL CORPORATION 2026 Annual Meeting Vote by April 28, 2026 11:59 PM ET THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election to the Board of the ten nominees named below: Nominees: 01) Michael A. Bless 02) Jose O. Montemayor 03) Don M. Randel 04) André Rice 05) Kenneth I. Siegel 06) Andrew H. Tisch 07) Benjamin J. Tisch 08) James S. Tisch 09) Jane J. Wang 10) Douglas M. Worman 2. An advisory (non-binding) vote to approve named executive officer compensation. 3. Approval of an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan. 4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

CNA FINANCIAL CORPORATIONC/O BROADRIDGEP.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V87034-P44618 01) Michael A. Bless 02) Jose O. Montemayor 03) Don M. Randel 04) André Rice 05) Kenneth I. Siegel 06) Andrew H. Tisch 07) Benjamin J. Tisch 08) James S. Tisch 09) Jane J. Wang 10) Douglas M. Worman For All Withhold All For All Except The Board of Directors recommends you vote FOR proposals 2, 3 and 4.2. An advisory (non-binding) vote to approve named executive officer compensation. 4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2026. 3. Approval of an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Incentive Compensation Plan. NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CNA FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 29, 2026 7:30 a.m. Central Time 151 North Franklin Street Chicago, IL 60606 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com CNA FINANCIAL CORPORATION Annual Meeting of Stockholders April 29, 2026 7:30 AM Central Time This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors for the use at the Annual Meeting on April 29, 2026 at 7:30 AM Central Time A.H. Tisch, B.J. Tisch, J.S. Tisch, D.M. Worman (the "Proxy Committee"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CNA Financial Corporation to be held on April 29, 2026 or at any postponement or adjournment thereof. Shares represented by this Proxy will be voted by the stockholder. If no such directions are indicated, the Proxy Committee will have authority to vote FOR the election of each of the Board's nominees for director in Proposal 1, FOR an advisory (non-binding) vote to approve named executive officer compensation in Proposal 2, FOR the approval of an amendment to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under such plan in Proposal 3, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2026 in Proposal 4. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.